As filed with the Securities and Exchange Commission on March 7,  2012

Registration No. 333-179807

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Preeffective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CENTRAL PACIFIC FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Hawaii	99-0212597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn K.C. Ching

Senior Vice President, Corporate Secretary and General Counsel

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Craig D. Miller

Jordan E. Hamburger

Manatt, Phelps & Phillips, LLP

One Embarcadero Center

San Francisco, California 94111

(415) 291-7400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D.  or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.  filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller-reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 7, 2012

PROSPECTUS

 Up to 21,775,595 Shares of Common Stock

Warrant to purchase up to 79,288 Shares of Common Stock

This prospectus relates to the potential offer and sale from time to time of up to 21,775,595 shares of our common stock, no par value per share (the “Common Stock” or “Common Shares”), which includes 79,288 Common Shares issuable upon exercise of a warrant to purchase Common Shares that was issued to the United States Department of the Treasury (“Treasury”) on January 9, 2009 and amended and restated on February 18, 2011 (the “TARP Warrant”), by certain selling shareholders identified herein, including Treasury (the “Initial Selling Shareholders”).  In addition, this prospectus relates to the potential offer and sale of the TARP Warrant.  We are registering the resale of the Common Shares and the TARP Warrant as required by our agreements with the respective Initial Selling Shareholders.

The Initial Selling Shareholders, together with their respective successors, including transferees, which we collectively refer to as the “Selling Shareholders,” may offer all or a portion of the Common Shares and the TARP Warrant from time to time, in amounts and on terms determined at the time of the offering. The Common Shares and the TARP Warrant may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 24.  If the Common Shares and/or the TARP Warrant are sold through underwriters, broker-dealers or agents, then the Selling Shareholders will be responsible for underwriting discounts or commissions or agents’ commissions.  In connection with the offer and sale of any of the Common Shares or the TARP Warrant, we may provide one or more supplements to this prospectus that will contain additional information about the specific offering and terms of the Common Shares and/or the TARP Warrant being offered thereby.  The supplements may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any accompanying prospectus supplement before making an investment decision with respect to any of our Common Shares and/or the TARP Warrant.

We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders.  We will, however, receive cash proceeds of up to $792,880 if the TARP Warrant is exercised in full for cash, but will receive no cash if and to the extent the TARP Warrant is exercised pursuant to the net, or “cashless,” exercise feature of the TARP Warrant.

Our Common Shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “CPF.” On March 6, 2012, the closing price of our Common Shares on the NYSE was $12.83 per share.  The TARP Warrant is not listed on an exchange, and we do not intend to list the TARP Warrant on any exchange.

Investing in our securities involves certain risks. You should read the “Risk Factors” section beginning on page 8 of this prospectus before investing in our securities.

None of the U.S. Securities and Exchange Commission, the Hawaii Division of Financial Institutions, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System, any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

None of our securities are deposit accounts nor are they insured or guaranteed by the FDIC or any other governmental agency.

The date of this prospectus is             , 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, the Selling Shareholders may, from time to time, offer and sell, in one or more offerings, the Common Shares and the TARP Warrant as described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the Selling Shareholders.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by information in any prospectus supplement.  You should read both this prospectus and, if applicable, any prospectus supplement.  See “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any prospects supplement.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Shares and/or the TARP Warrant covered by this prospectus.  We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted.

When we refer to “the Company,” “we,” “us” or “our,” we mean Central Pacific Financial Corp. and our subsidiaries. When we refer to “Central Pacific Financial Corp.” or to the “holding company,” we are referring to the Central Pacific Financial Corp. on a standalone basis.  We refer to Central Pacific Bank herein as “our bank” or “the bank.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-3 with the SEC covering the Common Shares and the TARP Warrant that may be sold under this prospectus.  For further information on the Company and our securities, you should refer to our registration statement and its exhibits.  As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus.  This prospectus also summarizes material provisions of contracts and other documents to which we refer you.  Because this prospectus may not contain all of the information that you may find important, you should review the full text of these documents.  We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on its public reference room. In addition, our SEC filings are available to the public on the SEC’s web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange (the “NYSE”), 20 Broad Street, New York, New York. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all of the Common Shares and the TARP Warrant have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•                                          the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•                                          the Company’s Current Report on Form 8-K filed on January 27, 2012;

•                                          the Company’s Definitive Proxy Statement related to its 2012 annual meeting of shareholders, as filed with the SEC on February 29, 2012; and

•                                          the description of our Common Stock and associated Preferred Share Purchase Rights (as defined below) set forth in our Registration Statements on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

We will provide you without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents that are referred to in this prospectus. Requests should be directed to: Glenn K.C. Ching, Senior Vice President, Corporate Secretary and General Counsel of Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in our future filings with the SEC, in press releases and in oral and written statements made by or with the approval of us that constitute forward-looking statements within the meaning of the PSLRA. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company, management or the Board of Directors, including those relating to regulatory actions, business plans, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

•                                          the effect of, and our failure to comply with all of the requirements of, the Memorandum of Understanding with the FDIC and the Hawaii Division of Financial Institutions (“DFI”), effective May 5, 2011, the Written Agreement with the Federal Reserve Bank of San Francisco and DFI, dated July 2, 2010, and any further regulatory orders;

•                                          our ability to continue to make progress on our recovery plan;

•                                          oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and recurring weakness in the construction industry;

•                                          adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, further deterioration in asset quality and further losses in our loan portfolio;

•                                          the impact of local, national, and international economies and events (including natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business;

•                                          deterioration or malaise in economic conditions, including the continued destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;

•                                          the impact of regulatory action on the Company and legislation affecting the banking industry generally;

•                                          changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•                                          the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), including the rules and regulations promulgated by the Consumer Financial Protection Bureau, other regulatory reform, including but not limited to government-sponsored enterprise reform, and any related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions;

•                                          the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews;

•                                          the effects of, and changes in, trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve Board;

•                                          inflation, interest rate, securities market and monetary fluctuations;

•                                          negative trends in our market capitalization and adverse changes in the price of our Common Shares;

•                                          political instability;

•                                          acts of war or terrorism;

•                                          changes in consumer spending, borrowings and savings habits;

•                                          technological changes;

•                                          changes in the competitive environment among financial institutions and other financial service providers;

•                                          the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•                                          our ability to retain and attract skilled employees;

•                                          changes in our organization, compensation and benefit plans; and

•                                          our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to, and explicitly disclaim any intention to, update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events except as required by law.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all of the information that we believe you should consider in making your investment decision. You should read carefully this entire prospectus, any accompanying prospectus supplement  and the documents incorporated by reference in this prospectus before making your investment decision.

Central Pacific Financial Corp.

Company Overview

Central Pacific Financial Corp. is a Hawaii corporation and a bank holding company. Our principal business is to serve as a holding company for our bank subsidiary, Central Pacific Bank.

Central Pacific Bank is a full-service commercial bank with 34 branches and 120 ATMs located throughout the state of Hawaii. The bank offers a broad range of products and services including accepting time and demand deposits and originating loans, including commercial loans, construction loans, commercial and residential mortgage loans, and consumer loans.

At December 31, 2011, we had total assets of approximately $4.1 billion, loans and leases of $2.1 billion and total deposits of $3.4 billion.

Our Common Stock is traded on the NYSE under the ticker symbol “CPF.” Our principal executive offices are located at 220 South King Street, Honolulu, Hawaii 96813, and our telephone number is (808) 544-0500. Our internet address is http://www.centralpacificbank.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

Recapitalization; Capital and Regulatory Developments

Recapitalization

Last year we completed the following transactions as part of our recapitalization:

•                                          a one-for-twenty reverse stock split of our Common Shares on February 2, 2011 (the “Reverse Stock Split”), for which shareholder approval was obtained on May 24, 2010;

•                                          a capital raise of $325 million in a private placement (the “Private Placement”) that was completed on February 18, 2011, at a price of $10 per share, with investments from (1) affiliates of each of The Carlyle Group (“Carlyle”) and Anchorage Capital Group, L.L.C. (“Anchorage” and, together with Carlyle, the “Lead Investors”), pursuant to investment agreements with each of the Lead Investors (collectively, the “Investment Agreements”) and (2) various other investors, including certain of our directors and officers (the “Additional Investors” and, together with the Lead Investors, the “Investors”), pursuant to subscription agreements with each of the Investors;

•                                          concurrently with the Private Placement, (1) the exchange (the “TARP Exchange”) of 135,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, no par value per share and liquidation preference $1,000 per share (the “TARP Preferred Stock”), held by Treasury, and accrued and unpaid dividends thereon, for 5,620,117 Common Shares, and (2) the amendment and restatement of the warrant issued to Treasury on January 9, 2009 to, among other things, reflect an exercise price of $10 per share; and

•                                          a rights offering whereby shareholders of record as of 5:00 p.m., Eastern time, on February 17, 2011, and their transferees purchased approximately 2,000,000 Common Shares following the expiration of the rights offering on May 6, 2011 at the same price per share paid by the Investors in the Private Placement (the “Rights Offering”).

Sale of a Portion of the Stock Held by Treasury

On June 22, 2011, Treasury completed the underwritten sale of 2,850,000 shares of our Common Stock that it had previously acquired in the TARP Exchange.

Protection of our Net Operating Loss Carry-Overs

We have generated significant net operating loss carry-overs (“NOLs”) as a result of our recent losses. Our ability to use these NOLs to offset future taxable income will be limited, if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code (“Section 382”). In order to reduce the likelihood that future transactions in our Common Shares will result in an ownership change under Section 382, on May 2, 2011, following shareholder approval, we filed an amendment to our Restated Articles of Incorporation to restrict transfers of our Common Shares, if the effect of the transfer would be to cause the transferee to become the beneficial owner of 4.99% or more of our Common Shares (a “Threshold Holder”) or cause the beneficial ownership of our Common Shares by any Threshold Holder to increase (the “Protective Charter Amendment”).  The Protective Charter Amendment expires on the earliest of (i) May 2, 2014, (ii) such time as the Board of Directors of the Company (the “Board of Directors”) determines the Protective Charter Amendment is no longer necessary for the preservation of our NOLs, and (iii) the date the Board of Directors determines that the Protective Charter Amendment is no longer in our and our shareholders’ best interest.  We had previously adopted a Tax Benefits Preservation Plan to protect our NOLs. The Tax Benefits Preservation Plan provides an economic disincentive for any person, together with its affiliates, to become the beneficial owner of 4.99% or more of our Common Shares.

You should carefully consider all of the terms and conditions of our Restated Articles of Incorporation and our Tax Benefits Preservation Plan before making an investment decision with respect to any of our Common Shares and/or the TARP Warrant.

Regulatory Agreements

In May 2011, the members of the Board of Directors of the bank entered into a Memorandum of Understanding (the “Bank MOU”) with the FDIC and the Hawaii Division of Financial Institutions ( “DFI”), effective May 5, 2011, which replaced the Consent Order (the “Consent Order”) the Board of Directors of the bank agreed to with the FDIC and DFI in December 2009.  The Bank MOU contains a number of the same requirements previously required by the Consent Order, including the maintenance of an adequate allowance for loan and lease losses, improvement of our asset quality, limitations on credit extensions, maintenance of qualified management and the prohibition on cash dividends to Central Pacific Financial Corp. In addition, the Bank MOU requires the bank to further reduce classified assets below the level previously required by the Consent Order. The Bank MOU lowers the minimum leverage capital ratio that the bank is required to maintain from the 10% requirement in the Consent Order to 8% and does not mandate a minimum total risk-based capital ratio.

In addition to the Bank MOU, the holding company continues to be subject to a Written Agreement (the “Agreement”) with the Federal Reserve Bank of San Francisco (the “FRBSF”) and DFI dated July 2, 2010, which supersedes in its entirety the Memorandum of Understanding that the holding company entered into on April 1, 2009 with the FRBSF and DFI. Among other matters, the Agreement provides that unless the holding company receives the consent of the FRBSF and DFI, we cannot: (i) pay dividends; (ii) receive dividends or payments representing a reduction in capital from Central Pacific Bank; (iii) directly or through any non-bank subsidiaries make any payments on subordinated debentures or trust preferred securities; (iv) directly or through any non-bank subsidiaries incur, increase or guarantee any debt; or (v) purchase or redeem any shares of our Common Stock. The Agreement also requires that our Board of Directors fully utilize the holding company’s financial and managerial resources to ensure that the bank complies with the Bank MOU and any other supervisory action taken by the bank’s regulators. Central Pacific Financial Corp. was also required to submit to the FRBSF an acceptable capital plan to maintain the capital requirements of the Bank MOU and cash flow projection.

We believe that we are in compliance in all material respects with the material terms of the Bank MOU and the Agreement and are meeting the timelines for compliance set out in such agreements subject to our continuing efforts to improve our core earnings and reduce the level of our non-performing assets.  However, we cannot assure you whether or when the Company and the bank will be in full compliance with the agreements with the regulators or whether or when the Agreement and the Bank MOU will be terminated. Even if terminated, we may still be subject to other agreements with regulators that restrict our activities and may also continue to impose capital ratio requirements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders.  We will, however, receive cash proceeds of up to $792,880 if the TARP Warrant is exercised in full for cash, but will receive no cash if and to the extent the TARP Warrant is exercised pursuant to the net, or “cashless,” exercise feature of the TARP Warrant.

RISK FACTORS

An investment in our securities involves various risks.  You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus and in any prospectus supplement before making an investment decision.  Certain risks related to us and our business are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and are incorporated herein by reference.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference herein.

Risk Factors Related to our Business

We continue to be  subject to a number of requirements and prohibitions under regulatory orders imposed on us and we cannot assure you whether or when such orders will be lifted.

The Bank MOU continues a number of the same requirements previously required by the Consent Order, including the maintenance of an adequate allowance for loan and lease losses, improvement of our asset quality, limitations on credit extensions, maintenance of qualified management and the prohibition on cash dividends to the Company, among other matters. In addition, the Bank MOU requires the bank to further reduce classified assets below the level previously required by the Consent Order. The Bank MOU lowers the minimum leverage capital ratio that the bank is required to maintain from 10% in the Consent Order to 8% and does not mandate a minimum total risk-based capital ratio.

In addition, the Agreement provides that unless we receive the consent of the FRBSF and DFI, we cannot: (i) pay dividends; (ii) receive dividends or payments representing a reduction in capital from the bank; (iii) directly or through our non-bank subsidiaries make any payments on subordinated debentures or trust preferred securities; (iv) directly or through any non-bank subsidiaries incur, increase or guarantee any debt; or (v) purchase or redeem any shares of our stock. The Agreement requires that the Board of Directors fully utilize the Company’s financial and managerial resources to ensure that the bank complies with the Bank MOU and other regulatory orders.

Even though the Consent Order has been replaced by the Bank MOU, the bank remains subject to a number of requirements as described above. We believe that we are in compliance in all material respects with the material terms of the Bank MOU and the Agreement and are meeting the timelines for compliance set out in such agreements subject to our continuing efforts to improve our core earnings and reduce the level of our non-performing assets.  However, we cannot assure you whether or when the Company and the bank will be in full compliance with the agreements with the regulators or whether or when the Agreement and the Bank MOU will be terminated. Even if terminated, we may still be subject to other agreements with regulators that restrict our activities and may also continue to impose capital ratio requirements. The requirements and restrictions of the Agreement and the Bank MOU are judicially enforceable and the Company or the bank’s failure to comply with such requirements and restrictions may subject the Company and the bank to additional regulatory restrictions including: the imposition of a new consent order; the imposition of civil monetary penalties; the termination of insurance of deposits; the issuance of removal and prohibition orders against institution-affiliated parties; the appointment of a conservator or receiver for the bank; the issuance of directives to increase capital or enter into a strategic transaction, whether by merger or otherwise, with a third party, if we again fall below the capital ratio requirements; and the enforcement of such actions through injunctions or restraining orders.

In addition to the Bank MOU and the Agreement, governmental regulation and regulatory actions against us may further impair our operations or restrict our growth.

In addition to the requirements of the Bank MOU and the Agreement, we are subject to significant governmental supervision and regulation. These regulations are intended primarily for the protection of depositors’ funds, federal deposit insurance funds and the banking system as a whole, not security holders. These regulations affect our lending practices, capital structure, investment practices, dividend policy and growth, among other things. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Statutes and regulations affecting our business may be changed at any time and the interpretation of these statutes and regulations by examining authorities may also change.  In addition, regulations may be adopted which increase our deposit insurance premiums and enact special assessments which could increase expenses associated with running our business and adversely affect our earnings.

There can be no assurance that such changes to the statutes and regulations or to their interpretation will not adversely affect our business. Such changes could subject us to additional costs, limit the types of financial services and products we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. In addition to governmental supervision and regulation, we are subject to changes in other federal and state laws, including changes in tax laws, which could materially affect the banking industry. We are subject to the rules and regulations of the FRBSF, FDIC and DFI and may be subject to the rules and regulations promulgated by the Consumer Financial Protection Bureau which was recently created pursuant to the Dodd-Frank Act. If we fail to comply with federal and state bank regulations, the regulators may limit our activities or growth, impose fines on us or ultimately cease our operations. Banking laws and regulations change from time to time. Bank regulations can hinder our ability to compete with financial services companies that are not regulated in the same manner or are less regulated. Federal and state bank regulatory agencies regulate many aspects of our operations. These areas include:

•                                          the capital that must be maintained;

•                                          the kinds of activities that can be engaged in;

•                                          the kinds and amounts of investments that can be made;

•                                          the locations of offices;

•                                          insurance of deposits and the premiums that we must pay for this insurance; and

•                                          how much cash we must set aside as reserves for deposits.

In particular, President Obama signed the Dodd-Frank Act into law on July 21, 2010. The Dodd-Frank Act provides for a comprehensive overhaul of the financial services industry within the United States. While the full effects of the legislation on us cannot yet be determined, it could result in  higher compliance and other costs as a result of new regulations and new regulatory initiatives, reduced revenues and higher capital and liquidity requirements, among other things, which could adversely affect our business.

In addition, bank regulatory authorities have the authority to bring enforcement actions against banks and bank holding companies for unsafe or unsound practices in the conduct of their businesses or for violations of any law, rule or regulation, any condition imposed in writing by the appropriate bank regulatory agency or any written agreement with the authority. Possible enforcement actions against us could include a federal conservatorship or receivership for the bank, the issuance of additional orders that could be judicially enforced, the imposition of civil monetary penalties, the issuance of directives to enter into a strategic transaction, whether by merger or otherwise, with a third party, the termination of insurance of deposits, the issuance of removal and prohibition orders against institution-affiliated parties, and the enforcement of such actions through injunctions or restraining orders.

Despite signs of stabilization, uncertainty about the global and U.S. economies could have an adverse effect on us.

Although general economic trends and market conditions continue to show signs of stabilization, concerns about the global and U.S. economies still remain, including weak consumer confidence, relatively high unemployment rates and increased volatility in both energy prices and the capital markets. In addition, growing government indebtedness, a large budget deficit, and concerns over the federal debt ceiling have exacerbated the uncertainty surrounding a sustained economic recovery. Further concerns about the Euro-zone government debt crisis and the credit ratings of global and European financial institutions could negatively impact the global financial system and adversely affect any economic recovery in the United States.  On August 2, 2011, legislation was enacted to increase the federal debt ceiling and to reduce future spending levels by as much as $2.4 trillion over the next 10 years. On August 5, 2011, Standard & Poor’s (“S&P”) downgraded the U.S. long-term debt rating from its AAA rating to AA+. On August 8, 2011, S&P downgraded from AAA to AA+ the credit ratings of certain long-term debt instruments issued by Fannie Mae and Freddie Mac and other U.S. government agencies linked to long-term U.S. debt. While the potential effects of these downgrades are difficult to determine, they could raise borrowing costs and adversely impact the mortgage and housing markets, any of which could have one or more of the following adverse impacts on us: (i) loan delinquencies may increase; (ii) problem assets and foreclosures may increase leading to higher loan charge-offs; (iii) demand for our products and services may decline; (iv) low cost or non-interest bearing deposits may decrease; and (v) collateral for loans made by us, especially involving real estate, may decline in value, in turn reducing customers’ borrowing power and reducing the value of assets and collateral associated with our existing loans.

Difficult economic and market conditions have adversely affected our industry and renewed economic slowdown in Hawaii or a worsening of current market conditions in general would result in additional adverse effects on us.

The U.S. economy entered into one of the longest economic recessions to have occurred since the Great Depression of the 1930’s in December 2007. Although general economic trends and market conditions have since stabilized to some degree, a renewed economic slowdown in Hawaii or a worsening of current market conditions in general would likely result in additional adverse effects on us, including: (i) loan delinquencies may increase; (ii) problem assets and foreclosures may increase leading to more loan charge-offs; (iii) demand for our products and services may decline; (iv) low cost or non-interest bearing deposits may decrease; and (v) collateral for loans made by us, especially involving real estate, may continue to decline in value, in turn reducing customers’ borrowing power and reducing the value of assets and collateral associated with our existing loans.

Furthermore, unlike larger national or other regional banks that are more geographically diversified, our business and operations are closely tied to the Hawaii market. The Hawaii economy relies on tourism, real estate, government and other service-based industries. Declines in tourism, increases in energy costs, the availability of affordable air transportation, adverse weather and natural disasters, and local budget issues impact consumer and corporate spending. As a result, such events may contribute to the deterioration in Hawaii’s general economic condition, which could adversely impact us and our borrowers.

The high concentration of commercial real estate and construction loans in our portfolio, combined with the deterioration in these sectors caused by the economic downturn, had and may continue to have a significantly more adverse impact on our operating results than many other banks across the nation. Although we have taken a number of steps to reduce our credit risk exposure over the past several quarters, we still had $195.6 million in nonperforming assets at December 31, 2011. If our borrowers continue to experience financial difficulty, or if property values securing our real estate loans decline further, we will continue to incur elevated credit costs due to the composition of our loan portfolio even if market conditions stabilize or improve.

Our Hawaii and, to a lesser extent, California commercial real estate and construction loan operations have a considerable effect on our results of operations.

The performance of our Hawaii and California commercial real estate and construction loans depends on a number of factors, including the continued stabilization and eventual improvement of the real estate markets in which we operate. As we have seen in the Hawaii and California construction and commercial real estate markets since the latter part of 2007, the strength of the real estate market and the results of our operations could continue to be negatively affected by the economic downturn. While we are no longer originating new loans out of our Mainland operations, we still have a sizable California loan portfolio and the performance of that portfolio continues to be subject to market conditions in California.

As we have seen in recent years, declines in the market for commercial property are causing commercial borrowers to suffer losses on their projects and they may be unable to repay their loans. Defaults of these loans or further deterioration in the credit worthiness of any of these borrowers would further negatively affect our financial condition, results of operations and prospects. Declines in housing prices and the supply of existing houses for sale are causing residential developers who are our borrowers to also suffer losses on their projects and encounter difficulty in repaying their loans. Although during the year ended December 31, 2011, we saw improvement in our credit risk profile and significant reductions in our nonperforming assets, which resulted in a credit to our provision for loan and lease losses of $40.7 million, from the third quarter of 2007 through 2010 we significantly increased our provision for loan and lease losses as a result of these challenging conditions. During the year ended December 31, 2010, our provision for loan and lease losses amounted to $159.5 million, compared to $348.8 million in 2009 and $171.7 million in 2008. As of December 31, 2011, our percentage of nonperforming assets to total loans and leases, loans held for sale and other real estate was 8.99%, compared to 13.18% as of December 31, 2010 and 15.85% as of December 31, 2009. We cannot assure you that we will have an adequate provision for loan and lease losses to cover future losses. If we suffer greater losses than we are projecting, our recovery plan and the ability to improve our position will be materially adversely affected.

Our allowance for loan and lease losses may not be sufficient to cover actual loan losses, which could adversely affect our results of operations. Additional loan losses may occur in the future and may occur at a rate greater than we have experienced to date.

As a lender, we are exposed to the risk that our loan customers may not repay their loans according to their terms and that the collateral or guarantees securing these loans may be insufficient to assure repayment. Although during the year ended December 31, 2011, we recorded a credit to our provision for loan and lease losses amounting to $40.7 million, for the year ended December 31, 2010, December 31, 2009 and December 31, 2008, respectively, our provision for loan and lease losses amounted to $159.5 million, $348.8 million and $171.7 million, respectively.  Our current allowance for loan and lease losses may not be sufficient to cover future loan losses. We may experience significant loan losses that could have a material adverse effect on our operating results. Management makes various assumptions and judgments about the collectibility of our loan portfolio, which are regularly reevaluated and are based in part on:

•                                          current economic conditions and their estimated effects on specific borrowers;

•                                          an evaluation of the existing relationships among loans, potential loan losses and the present level of the allowance for loan and lease losses;

•                                          results of examinations of our loan portfolios by regulatory agencies; and

•                                          management’s internal review of the loan portfolio.

In determining the size of the allowance for loan and lease losses, we rely on an analysis of our loan portfolio, our experience and our evaluation of general economic conditions, as well as the requirements of the Bank MOU and other regulatory input. If our assumptions prove to be incorrect, our current allowance for loan and lease losses may not be sufficient to cover the losses. Because of the uncertainty in the economy, volatility in the credit and real estate markets, including specifically, the deterioration in the Hawaii and California real estate markets and our high concentration of commercial real estate and construction loans, we made significant adjustments to our allowance for loan and lease losses over the past several years and may need to make additional adjustments in the future.  In addition, third parties, including our federal and state regulators, periodically evaluate the adequacy of our allowance for loan and lease losses and may communicate with us concerning the methodology or judgments that we have raised in determining the allowance for loan and lease losses.   As a result of this input, we may be required to assign different grades to specific credits, increase our provision for loan and lease losses, and/or recognize further loan charge offs.

A large percentage of our real estate loans are construction loans which involve the additional risk that a project may not be completed, increasing the risk of loss.

Approximately 9% of our real estate loan portfolio as of December 31, 2011 was comprised of construction loans. Fifty-six percent of these construction loans were in Hawaii while 44% were located on the mainland. Many of our construction loans are reliant upon sponsors and/or guarantors for additional support. Repayment of construction loans is dependent upon the successful completion of the construction project, on time and within budget, and the successful sale of a completed project or the conversion of the construction loan into a term loan. If a borrower is unable to complete a construction project or if the marketability or value of the completed development is impaired, proceeds from the sale of the subject property may be insufficient to repay the loan.

During the years ended December 31, 2008, December 31, 2009 and December 31, 2010, our construction loan portfolio was significantly impacted by an increase in loan delinquencies and defaults, as well as declining collateral values resulting from the downturn in the commercial real estate markets in Hawaii and California and the significant negative impact this had on our borrowers, guarantors, and many of the projects securing our construction loans. Although economic conditions stabilized and showed signs of improvement in 2011, our construction loan portfolio may continue to experience material credit losses due to our concentration of loans with exposure to this sector combined with the continuing uncertainty of some of our construction borrowers and guarantors.

A large percentage of our loans are collateralized by real estate and continued deterioration in the real estate market may result in additional losses and adversely affect our financial results.

Our results of operations have been, and in future periods, will continue to be significantly impacted by the economy in Hawaii, and to a lesser extent, other markets we are exposed to including California. Approximately 85% of our loan portfolio as of December 31, 2011 was comprised of loans primarily collateralized by real estate, with the majority of these loans concentrated in Hawaii.

Deterioration of the economic environment in Hawaii, California or other markets we are exposed to, including a continued decline or worsening declines in the real estate market and single-family home resales or a material external shock, may significantly impair the value of our collateral and our ability to sell the collateral upon foreclosure. In the event of a default with respect to any of these loans, amounts received upon sale of the collateral may be insufficient to recover outstanding principal and interest on the loan. Over the past four years, material declines in the value of the real estate assets securing many of our commercial real estate loans has led to significant credit losses in this portfolio. As a result of our particularly high concentration of commercial real estate and construction loans, the risk within our portfolio is higher than many financial institutions and, as a result, our portfolio had been and remains particularly susceptible to significant credit losses during economic downturns and adverse changes in the real estate market. Because of our high concentration of loans secured by real estate (the majority of which were originated several years ago), it is possible that we will continue to experience elevated levels of credit losses and higher provisions for loan and lease losses even if the overall real estate market continues to stabilize or improves due to the continuing uncertainty surrounding many of the specific real estate assets securing our loans and the weakened financial condition of many of our commercial real estate borrowers and guarantors.

Our ability to use net operating loss carry forwards to reduce future tax payments may be limited or restricted.

We have generated significant NOLs as a result of our recent losses. We generally are able to carry NOLs forward to reduce taxable income in future years. However, our ability to utilize the NOLs is subject to the rules of Section 382 of the Internal Revenue Code. Section 382 generally restricts the use of NOLs after an “ownership change.” An ownership change occurs if, among other things, the shareholders (or specified groups of shareholders) who own or have owned, directly or indirectly, 5% or more of a corporation’s common stock or are otherwise treated as 5% shareholders under Section 382 and Treasury regulations promulgated thereunder increase their aggregate percentage ownership of that corporation’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these shareholders over a three-year rolling period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carry forwards. This annual limitation is generally equal to the product of the value of the corporation’s stock on the date of the ownership change, multiplied by the long-term tax-exempt rate published monthly by the Internal Revenue Service. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carry forwards.

In order to reduce the likelihood that transactions in our Common Shares would result in an ownership change, on November 23, 2010, we adopted a Tax Benefits Preservation Plan, which provides an economic disincentive for any person or group to become an owner, for relevant tax purposes, of 4.99% or more of our Common Shares. To further protect our NOL carry forwards, on May 2, 2011, we filed the Protective Charter Amendment to restrict transfers of our Common Shares, if the effect of the transfer would cause the transferee to become an owner, for relevant tax purposes, of 4.99% or more of our Common Shares (a “Threshold Holder”) or cause the beneficial ownership of our Common Shares by any Threshold Holder to increase. However, we cannot ensure that our ability to use our NOLs to offset income will not become limited in the future. As a result, we could pay taxes earlier and in larger amounts than would be the case if our NOLs were available to reduce our federal income taxes without restriction.

The Protective Charter Amendment expires on the earliest of (i) May 2, 2014, (ii) such time as the Board of Directors determines the Protective Charter Amendment is no longer necessary for the preservation of our tax benefits and (iii) the date the Board of Directors determines that the Protective Charter Amendment is no longer in our and our shareholders’ best interest.

Our ability to maintain adequate sources of funding and liquidity and required capital levels may be negatively impacted by uncertainty in the economic environment which may, among other things, impact our ability to satisfy our obligations.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of investments or loans, and other sources would have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities on terms which are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general. Factors that could detrimentally impact our access to liquidity sources include concerns regarding the continued deterioration in our financial condition, increased regulatory actions against us and a decrease in the level of our business activity as a result of a downturn in the markets in which our loans or deposits are concentrated. Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial industry in light of the recent turmoil faced by banking organizations and the credit markets.

The management of liquidity risk is critical to the management of our business and our ability to service our customer base. In managing our balance sheet, our primary source of funding is customer deposits. Our ability to continue to attract these deposits and other funding sources is subject to variability based upon a number of factors including volume and volatility in the securities’ markets, our financial condition, our credit rating and the relative interest rates that we are prepared to pay for these liabilities. The availability and level of deposits and other funding sources is highly dependent upon the perception of the liquidity and creditworthiness of the financial institution, which perception can change quickly in response to market conditions or circumstances unique to a particular company. Concerns about our past and future financial condition or concerns about our credit exposure to other persons could adversely impact our sources of liquidity, financial position, including regulatory capital ratios, results of operations and our business prospects.

If the level of deposits were to materially decrease, we would need to raise additional funds by increasing the interest that we pay on certificates of deposits or other depository accounts, seek other debt or equity financing or draw upon our available lines of credit. We rely on commercial and retail deposits, and to a lesser extent, advances from the FHLB and the Federal Reserve discount window, to fund our operations. Although we have historically been able to replace maturing deposits and advances as necessary, we might not be able to replace such funds in the future if, among other things, our results of operations or financial condition or the results of operations or financial condition of the FHLB or market conditions were to change.

Our line of credit with the FHLB serves as our primary outside source of liquidity. The Federal Reserve discount window also serves as an additional outside source of liquidity. Borrowings under this arrangement are through the Federal Reserve’s secondary facility and are subject to providing additional information regarding the financial condition of the bank and reasons for the borrowing. The duration of borrowings from the Federal Reserve discount window are generally for a very short period, usually overnight. In the event that these outside sources of liquidity become unavailable to us, we will need to seek additional sources of liquidity, including selling assets. We cannot assure you that we will be able to sell assets at a level to allow us to repay borrowings or meet our liquidity needs.

We constantly monitor our activities with respect to liquidity and evaluate closely our utilization of our cash assets; however, there can be no assurance that our liquidity or the cost of funds to us may not be materially and adversely impacted as a result of economic, market, or operational considerations that we may not be able to control.

Because of our participation in the Troubled Asset Relief Program (“TARP”) and under the terms of our exchange agreement with Treasury, we are subject to restrictions on compensation paid to our executives, which may make it difficult to attract and retain key members of management.

Pursuant to the terms of the TARP Capital Purchase Program, we adopted certain standards for executive compensation and corporate governance for the period during which Treasury owns any debt or equity securities acquired pursuant to TARP. These standards generally apply to our five most highly compensated senior executive officers, including our President and Chief Executive Officer and Chief Financial Officer, and/or certain of these restrictions also apply up to the next 20 most highly compensated senior executives. The standards include, among other things:

•                                          ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution;

•                                          a required clawback of any bonus or incentive compensation paid to a senior executive officer and the next twenty most highly compensated employees based on materially inaccurate financial statements or any other materially inaccurate financial performance metric criteria;

•                                          a prohibition on making golden parachute payments to senior executive officers and the next five most highly compensated employees;

•                                          an agreement not to deduct for tax purposes annual compensation in excess of $500,000 for each senior executive officer; and

•                                          limitations on bonuses and incentive compensation.

We depend on the services of existing management to carry out our business strategy.  In addition, our success depends in large part on our ability to attract and retain other key employees. See “—We may not be able to attract and retain skilled people” below. The loss of the services of any management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our results of operations, financial condition and prospects. In particular, the change to the deductibility limit on executive compensation may increase the overall cost of our compensation programs in future periods and make it more difficult to attract suitable candidates to serve as executive officers.

We are also obligated to comply with any subsequent amendments to these restrictions for so long as we remain subject to such restrictions.

Our business is subject to interest rate risk and fluctuations in interest rates may adversely affect our earnings.

The majority of our assets and liabilities are monetary in nature and subject to risk from changes in interest rates. Like most financial institutions, our earnings and profitability depend significantly on our net interest income, which is the difference between interest income on interest-earning assets, such as loans and investment securities, and interest expense on interest-bearing liabilities, such as deposits and borrowings. We expect that we will periodically experience “gaps” in the interest rate sensitivities of our assets and liabilities, meaning that either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. If market interest rates should move contrary to our position, this “gap” will work against us and our earnings may be negatively affected. In light of our current volume and mix of interest-earning assets and interest-bearing liabilities, our net interest margin could be expected to increase during periods of rising interest rates and, conversely, to decline during periods of falling interest rates. We are unable to predict or control fluctuations of market interest rates, which are affected by many factors, including the following:

•                                          inflation;

•                                          recession;

•                                          changes in unemployment;

•                                          the money supply;

•                                          international disorder and instability in domestic and foreign financial markets; and

•                                          governmental actions.

Our asset/liability management strategy may not be able to control our risk from changes in market interest rates and it may not be able to prevent changes in interest rates from having a material adverse effect on our results of operations and financial condition. From time to time, we may reposition our assets and liabilities to reduce our net interest income volatility.  Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability, which, in turn, could have a material adverse effect on our financial condition and results of operations.

If we are unable to effectively manage the composition of our investment securities portfolio, which we expect will continue to comprise a significant portion of our earning assets, our net interest income and net interest margin could be adversely affected.

Our primary sources of interest income include interest on loans and leases, as well as interest earned on investment securities.  Interest earned on investment securities represented 20.7% of our interest income in the year ended December 31, 2011, as compared to 12.9% of our interest income in the year ended December 31, 2010. We face significant competition for loans and leases that meet our credit profile.  In addition, as part of our recovery plan, we have experienced a significant reduction in average loans and leases as we have continued our efforts to reduce our credit risk exposure, while deploying more excess cash and cash equivalents into investment securities.  Accordingly, effectively managing our investment securities portfolio to generate interest income while managing the composition and risks associated with that portfolio, including the mix of government agency and non-agency securities, has become increasingly important.  If we are unable to effectively manage our investment securities portfolio, or if the interest income generated by our investment securities portfolio declines, our net interest income and net interest margin could be adversely affected.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. There is no assurance that any such losses would not materially and adversely affect our results of operations.

Our deposit customers may pursue alternatives to deposits at our bank or seek higher yielding deposits causing us to incur increased funding costs.

We are facing increasing deposit-pricing pressures. Checking and savings account balances and other forms of deposits can decrease when our deposit customers perceive alternative investments, such as the stock market or other non-depository investments as providing superior expected returns or seek to spread their deposits over several banks to maximize FDIC insurance coverage. Furthermore, technology and other changes have made it more convenient for the bank’s customers to transfer funds into alternative investments including products offered by other financial institutions or non-bank service providers. Additional increases in short-term interest rates could increase transfers of deposits to higher yielding deposits. Efforts and initiatives we undertake to retain and increase deposits, including deposit pricing, can increase our costs. When the bank’s customers move money out of bank deposits in favor of alternative investments or into higher yielding deposits, or spread their accounts over several banks, we can lose a relatively inexpensive source of funds, thus increasing our funding costs.

The fiscal, monetary and regulatory policies of the federal government and its agencies could have a material adverse effect on our results of operations.

The Federal Reserve Board regulates the supply of money and credit in the United States. Its policies determine in large part the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect the net interest margin. It also can materially decrease the value of financial assets we hold, such as debt securities. Its policies also can adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans. Changes in Federal Reserve Board policies and our regulatory environment generally are beyond our control, and we are unable to predict what changes may occur or the manner in which any future changes may affect our business, financial condition and results of operation.

The recent repeal of federal prohibitions on payment of interest on demand deposits could increase our interest expense.

All federal prohibitions on the ability of financial institutions to pay interest on demand deposit accounts were repealed as part of the Dodd-Frank Act. As a result, beginning on July 21, 2011, financial institutions could commence offering interest on demand deposits to compete for clients. Our interest expense will increase and our net interest margin will decrease if we have to offer higher rates of interest then we currently offer on demand deposits to attract additional customers or maintain current customers, which could have a material adverse effect on our business, financial condition and results of operations.

We rely on dividends from our subsidiaries for most of our revenue.

Because we are a holding company with no significant operations other than our bank, we depend upon dividends from our bank for a substantial portion of our revenues.

In addition to obtaining approval from the FDIC and DFI, Hawaii law only permits the bank to pay dividends out of retained earnings. Given that the bank had an accumulated deficit of $441.5 million at December 31, 2011, the bank is prohibited from paying any dividends until this deficit is eliminated. Accordingly, we do not anticipate that the bank will be permitted to pay dividends for the foreseeable future.  In addition, even if the bank was able to pay us dividends, we do not anticipate paying cash dividends on our Common Shares in the foreseeable future.

Our information systems may experience an interruption or breach in security.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed and implemented to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

We continually encounter technological change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success depends, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

Financial services companies depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions, we may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports and other financial information. We may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

We are subject to various legal claims and litigation.

From time to time, customers, employees and others that we do business with make claims and take legal action against us for various business occurrences, including the performance of our fiduciary responsibilities. Regardless of whether these claims and legal actions are founded or unfounded, if such claims and legal actions are not resolved in a manner favorable to us, they may result in significant financial liability and/or adversely affect the market perception of us and our products and services, as well as impact customer demand for our products and services. Any financial liability or reputational damage could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations. Even if these claims and legal actions do not result in a financial liability or reputational damage, defending these claims and actions have resulted in, and will continue to result in, increased legal and professional services costs, which adds to our noninterest expense and negatively impacts our operating results.

We operate in a highly competitive industry and market area.

We face substantial competition in all areas of our operations from a variety of different competitors, many of which are larger and may have more financial resources. Such competitors primarily include national, regional and community banks within the various markets we operate. Additionally, various out of state banks conduct significant business in the market areas in which we currently operate.  We also face competition from many other types of financial institutions, including, without limitation, savings banks, credit unions, finance companies, brokerage firms, insurance companies, factoring companies and other financial intermediaries.

The financial services industry could become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

Our ability to compete successfully depends on a number of factors, including, among other things:

•                                          the ability to develop, maintain and build upon long-term customer relationships based on top quality service, high ethical standards and safe, sound assets;

•                                          the ability to expand our market position;

•                                          the scope, relevance and pricing of products and services offered to meet customer needs and demands;

•                                          the rate at which we introduce new products and services relative to our competitors;

•                                          customer satisfaction with our level of service; and

•                                          industry and general economic trends.

Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability, which, in turn, could have a material adverse effect on our financial condition and results of operations.

The soundness of our financial condition may also affect our competitiveness. Customers may decide not to do business with the bank due to its financial condition. In addition, our ability to compete is impacted by the limitations on our activities imposed under the Bank MOU and the Agreement. We have and continue to face additional regulatory restrictions that our competitors may not be subject to, including reducing our commercial real estate loan portfolio and improving the overall risk profile of the Company, which could adversely impact our ability to compete and attract and retain customers.

The Federal Home Loan Bank of Seattle has entered into a consent order with the Federal Housing Finance Agency. If our investment in the Federal Home Loan Bank of Seattle is classified as other-than-temporarily impaired or as permanently impaired, our earnings and stockholder’s equity could decrease.

We own stock in the Federal Home Loan Bank of Seattle (“FHLB”). We hold this stock in order to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the FHLB’s advance program. The aggregate cost and fair value of our FHLB stock was $48.8 million as of December 31, 2011.

On October 25, 2010, the FHLB entered into a consent order with the Federal Housing Finance Agency (the “FHFA”), which requires the FHLB to take certain specified actions related to its business and operations. Following the filing of the FHLB’s second quarter 2011 quarterly report on Form 10-Q with the SEC, and once the FHLB reaches and maintains certain thresholds, it may begin repurchasing member capital stock at par. Further, the FHLB may again be in position to redeem certain capital stock from members and begin paying dividends once the FHLB:

•                                          achieves and maintains certain other financial and operational metrics;

•                                          remediates certain concerns regarding its oversight and management, asset improvement program, capital adequacy and retained earnings, risk management, compensation practices, examination findings, and information technology; and

•                                          returns to a “safe and sound” condition as determined by the FHFA.

Any stock repurchases, redemptions and dividend payments will be subject to FHFA approval. There continues to be a risk that the FHLB may not be permitted to redeem capital stock from members and begin paying dividends in the future, and that our investment in FHLB stock could be impaired at some time in the future. If this occurs, our earnings and stockholders’ equity would be negatively impacted.

Our business could be adversely affected by unfavorable actions from rating agencies.

Ratings assigned by ratings agencies to us, our affiliates or our securities may impact the decision of certain customers, in particular, institutions, to do business with us. A rating downgrade or a negative rating could adversely affect our deposits and our business relationships. On February 23, 2011, Fitch Ratings upgraded the long-term Issuer Default Rating of the Company and the bank from CC to B- and removed the Company and the bank from Rating Watch Evolving. On May 20, 2011, Fitch Ratings upgraded the long-term Issuer Default Rating of the Company and the bank to B+ from B- and assigned a Positive Rating Outlook. However, our ratings may not improve further and may be downgraded in the future if there are adverse developments concerning our business.

Although we completed the Private Placement, we have incurred significant losses and cannot assure you that we will continue to be profitable in the future.

With the completion of the Private Placement in 2011, the bank’s capital ratios currently exceed the levels required by the Bank MOU and previously required by the Consent Order, and are at “well-capitalized” levels. As of December 31, 2011, the bank’s leverage capital ratio was 13.00% and total risk-based capital ratio was 22.93%. However, even though we had net income of $36.6 million for 2011, we previously incurred significant losses, including net losses of $251.0 million for the year ended December 31, 2010, $313.7 million for the year ended December 31, 2009 and $138.4 million for the year ended December 31, 2008, primarily due to credit costs, including a significant provision for loan and lease losses. Although we have taken a number of steps to reduce our credit exposure, at December 31, 2011 we still had $195.6 million in nonperforming assets and it is possible that we will continue to incur elevated credit costs over the near term, which would adversely impact our overall financial performance and results of operations. We cannot assure you that we will continue to be profitable in the future.

The proceeds from the Private Placement may not be sufficient to satisfy our capital and liquidity needs in the future or to satisfy changing regulatory requirements, and we may need to raise additional capital.

The proceeds from the Private Placement were raised to strengthen our capital base as previously required by the Consent Order. As mentioned above, our capital ratios currently exceed the levels required by the Bank MOU and previously required by the Consent Order and are at “well-capitalized” levels for regulatory purposes. As of December 31, 2011, the bank’s leverage capital ratio was 13.00% and total risk-based capital ratio was 22.93%. However, despite the increase in our capital base, if economic conditions continue to be difficult or worsen or fail to improve in a timely manner, or if our operations or financial condition continues to deteriorate or fails to improve, particularly in the residential and commercial real estate markets where our business is located, we may need to raise additional capital. Factors affecting whether we would need to raise additional capital include, among others, additional provisions for loan and lease losses and loan charge-offs, changing requirements of regulators and other risks discussed in this “Risk Factors” section. If we had to raise additional capital, there can be no assurance that we would be able to do so in the amounts required and in a timely manner, or at all. In addition, any additional capital raised may be significantly dilutive to our existing shareholders and may result in the issuance of securities that have rights, preferences and privileges that are senior to our Common Shares.

We may suffer substantial losses due to our agreements to indemnify investors in the Private Placement against a broad range of potential claims.

In our agreements with the investors in the Private Placement, we agreed to indemnify the investors for a broad range of claims, including losses resulting from the inaccuracy or breach of representations or warranties made by us in such agreements and the breach by us to perform our covenants contained in such agreements. While these indemnities are subject to various limitations, if claims were successfully brought against us, it could potentially result in significant losses for the Company.

As a result of the recapitalization, Carlyle and Anchorage are substantial holders of our Common Stock.

Following the closing of the recapitalization, Anchorage and Carlyle, both of which are Selling Shareholders, each became beneficial owners of our outstanding Common Stock, with their respective ownership percentages each equating to approximately 24% as of December 31, 2011.  Each has a representative on our Board of Directors.  Accordingly, Anchorage and Carlyle have substantial influence over the election of directors to our board and over corporate policy, including decisions to enter into mergers or other extraordinary transactions.  In addition, Carlyle and Anchorage have certain preemptive rights to maintain their respective fully diluted percentage ownership of our Common Stock in the event of certain issuances of securities by us.  In pursuing their economic interests, Anchorage and Carlyle may make decisions with respect to fundamental corporate transactions that may not be aligned with the interests of other shareholders.

We may not be able to attract and retain skilled people.

Our success depends in large part on our ability to attract and retain key people. There are a limited number of qualified persons in Hawaii with the knowledge and experience required to successfully implement our business strategy. The more senior the executive, the more difficult it is to locate suitable candidates in the local market. Accordingly, in many circumstances, it is necessary for us to recruit potential candidates from the mainland. At this time, new senior executives are required to be approved by our regulators. Suitable candidates for positions may decline to consider employment with the Company given its financial condition and the current regulatory environment, particularly since in some circumstances, this would require that the employee relocate from the mainland to Hawaii, where other employment opportunities in the banking industry may be limited. In addition, it may be difficult for us to offer compensation packages that would be sufficient to convince candidates that are acceptable to our regulators and meet our requirements to agree to become our employee and/or relocate. See “—Because of our participation in the Troubled Asset Relief Program (“TARP”) and under the terms of our exchange agreement with the Treasury, we are subject to restrictions on compensation paid to our executives, which may make it difficult to attract and retain key members of management” above.  Our financial condition and the existing uncertainties may result in existing employees seeking positions at other companies where these issues are not present. The unexpected loss of services of other key personnel could have a material adverse impact on our business because of a loss of their skills, knowledge of our market and years of industry experience. If we are not able to promptly recruit qualified personnel, which we require to conduct our operations, our business and our ability to successfully implement our business strategy could be adversely affected.

The recent turnover in key positions in our finance and credit departments could increase the risk that our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accurately accumulated by management, and recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met and depend on the sufficiency of the personnel involved in those functions. There has been recent turnover in key positions in our finance and credit departments as part of the implementation of our recovery plan. We have also experienced significant turnover on our executive management team within the past two years, including the appointments of a new Executive Chairman of the Board of Directors in June 2010 (who is now the President and Chief Executive Officer), new Chief Financial Officer in August 2010 and again in October 2011, new Chief Administrative Officer in November 2010, new Chief Credit Officer in February 2011 and a new Chief Information Officer in June 2011. The recent changes to our executive management team, combined with the turnover within our finance and credit departments, could increase the risk that our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Risk Factors Related to Our Securities

The market price of our Common Shares has declined significantly and is volatile.

The trading price of our Common Shares may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our Common Shares. Among the factors that could affect our stock price are:

•                                          failure to comply with all of the requirements of the Bank MOU, the Agreement, and the possibility of resulting action by the regulators;

•                                          deterioration of asset quality;

•                                          the incurrence of losses;

•                                          actual or anticipated quarterly fluctuations in our operating results and financial condition;

•                                          changes in revenue or earnings/losses estimates or publication of research reports and recommendations by financial analysts;

•                                          failure to meet analysts’ revenue or earnings/losses estimates;

•                                          speculation in the press or investment community;

•                                          strategic actions by us or our competitors, such as acquisitions or restructurings;

•                                          additions or departures of key personnel;

•                                          actions by institutional shareholders;

•                                          fluctuations in the stock price and operating results of our competitors;

•                                          future sales of our Common Shares, including sales of our Common Shares in short sale transactions;

•                                          general market conditions and, in particular, developments related to market conditions for the financial services industry;

•                                          proposed or adopted regulatory changes or developments;

•                                          anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•                                          domestic and international economic factors unrelated to our performance.

The stock market and, in particular, the market for financial institution stocks, have experienced significant volatility over the past few years. In addition, the trading volume in our Common Shares may fluctuate more than usual and cause significant price variations to occur. In addition, sales of shares by Investors and Treasury may cause our share price to decrease. Accordingly, the Common Shares that you purchase may trade at a price lower than that at which they were purchased. Volatility in the market price of our Common Shares may prevent individual shareholders from being able to sell their shares when they want or at prices they find attractive.

A significant decline in our stock price could result in substantial losses for shareholders and could lead to costly and disruptive securities litigation.

The transferability of our Common Shares is limited as a result of the Tax Benefits Preservation Plan and the Protective Charter Amendment.

As described under “—Risk Factors Related to our Business—Our ability to use net operating loss carry forwards to reduce future tax payments may be limited or restricted.” we have generated significant NOLs as a result of our recent losses. In order to reduce the likelihood that transactions in our Common Shares would result in an ownership change, on November 23, 2010, we adopted a Tax Benefits Preservation Plan, which provides an economic disincentive for any person or group to become an owner, for relevant tax purposes, of 4.99% or more of our Common Shares. To further protect our NOLs, we filed the Protective Charter Amendment on May 2, 2011 to restrict transfers of our stock, if the effect of an attempted transfer would cause the transferee to become a Threshold Holder or cause the beneficial ownership of a Threshold Holder to increase. The Protective Charter Amendment expires on the earliest of (i) May 2, 2014, (ii) such time as the Board of Directors determines the Protective Charter Amendment is no longer necessary for the preservation of our tax benefits and (iii) the date the Board of Directors determines that the Protective Charter Amendment is no longer in our and our shareholders’ best interest.

The Tax Benefits Preservation Plan and the Protective Charter Amendment have the effect of limiting transferability of our Common Shares because they may make it more difficult and more expensive to acquire our Common Shares under the circumstances described above and, in the case of the Protective Charter Amendment, prohibit certain acquisitions of our Common Shares as described above. These transfer restrictions may discourage, delay or prevent a change in control of the Company and make it more difficult for a potential acquirer to consummate an acquisition of the Company.  In addition, these provisions could limit the price that investors would be willing to pay in the future for our Common Shares and may limit a shareholder’s ability to dispose of our Common Shares by reducing the class of potential acquirers for our Common Shares.

Anti-takeover provisions of our Restated Articles of Incorporation and Amended Bylaws and applicable federal and state law may limit the ability of another party to acquire us, which could cause our stock price to decline.

Various provisions of our Restated Articles of Incorporation and Amended Bylaws and certain other actions we have taken could delay or prevent a third-party from acquiring us, even if doing so might be beneficial to our shareholders. These include, among other things, the Tax Benefits Preservation Plan, the Protective Charter Amendment and the authorization to issue “blank check” preferred stock by action of the board of directors acting alone, thus without obtaining shareholder approval.  In addition, applicable provisions of federal and state law require regulatory approval in connection with certain acquisitions of our common stock and supermajority voting provisions in connection with certain transactions.  See “Description of Common Stock” below.  These provisions of our Restated Articles of Incorporation and Amended Bylaws and federal and state law may prevent a merger or acquisition that would be attractive to shareholders and could limit the price investors would be willing to pay in the future for our Common Stock.

Resales of our Common Shares in the public market may cause the market price of our Common Shares to fall.

We issued a large number of Common Shares to the Investors in the Private Placement and to Treasury in the TARP Exchange. The Lead Investors have certain registration rights with respect to the Common Shares held by them and those shares are registered on the registration statement of which this prospectus is a part.  In addition, we provided Treasury with certain registration rights with respect to the Common Shares issued to Treasury in exchange for our previously outstanding TARP Preferred Stock and those shares are also registered on a registration statement of which this prospectus is a part, as well as the TARP Warrant and the shares issuable upon exercise of the TARP Warrant. The registration rights for the Lead Investors and Treasury will allow them to sell their Common Shares without compliance with the volume and manner of sale limitations under Rule 144 promulgated under the Securities Act. The market value of our Common Shares could decline as a result of sales by the Investors and Treasury from time to time of a substantial amount of the Common Shares held by them.

Our Common Shares are equity and therefore are subordinate to our subsidiaries’ indebtedness and preferred stock.

Our Common Shares are equity interests and do not constitute indebtedness. As such, Common Shares will rank junior to all current and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims against us, including in the event of our liquidation. We may, and the bank and our other subsidiaries may also, incur additional indebtedness from time to time and may increase our aggregate level of outstanding indebtedness. As of December 31, 2011, we had $105.0 million in face amount of trust preferred securities outstanding and accrued and unpaid dividends thereon of $8.5 million. Additionally, holders of Common Shares are subject to the prior dividend and liquidation rights of any holders of our preferred stock that may be outstanding from time to time. The Board of Directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of our stockholders. If we issue preferred shares in the future that have a preference over our Common Shares with respect to the payment of dividends or upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of the Common Shares, then the rights of holders of our Common Shares or the market price of our Common Shares could be adversely affected.

There is a limited trading market for our Common Shares and as a result, you may not be able to resell your shares at or above the price you pay for them.

Although our Common Shares are listed for trading on the NYSE, the volume of trading in our Common Shares is lower than many other companies listed on the NYSE. A public trading market with depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our Common Shares at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control.

Our securities are not insured and you could lose the value of your entire investment.

An investment in our securities is not a deposit and is not insured against loss by the government.

There is no trading market for the TARP Warrant and as a result, you may not be able to resell the TARP Warrant at or above the price you pay for it.

There is no public market for the TARP Warrant and we have no other warrants outstanding.  Accordingly, your ability to resell the TARP Warrant is significantly limited.

Treasury, which is a Selling Shareholder, is a federal agency and your ability to bring a claim against Treasury under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. We do not expect any underwriter in an offering of Common Shares by Treasury to claim to be an agent of Treasury in such offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part or resulting from any other act or omission in connection with an offering of Common Shares by Treasury would likely be barred.

PLAN OF DISTRIBUTION

The Selling Shareholders and their successors, including their transferees and donees, may sell the Common Shares and/or the TARP Warrant directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of such Common Shares and/or the TARP Warrant.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The Common Shares and/or the TARP Warrant may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions.

If underwriters are used in an offering of the Common Shares and/or the TARP Warrant, such offered Common Shares and/or the TARP Warrant may be resold in one of more transactions:

•                                          on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NYSE in the case of our Common Stock, but not with respect to the TARP Warrant;

•                                          in the over-the-counter market;

•                                          in transactions otherwise than on the foregoing exchanges or services or in the over-the-counter market; or

•                                          through the writing of options, whether the options are listed on an options exchange or otherwise.

If required, each prospectus supplement relating to an offering of Common Shares and/or the TARP Warrant will state the terms of the offering, including, but not limited to:

•                                          the names of any underwriters, dealers, or agents;

•                                          the public offering or purchase price of the Common Shares and/or the TARP Warrant and the net proceeds that the Selling Shareholders will receive from the sale;

•                                          any underwriting discounts or commissions or other items constituting underwriters’ compensation;

•                                          any discounts, commissions, or fees allowed or paid to dealers or agents; and

•                                          any securities exchange on which the offered securities may be listed.

If the Selling Shareholders sell Common Shares and/or the TARP Warrant to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement.  In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Common Shares and/or the TARP Warrant for whom they may act as agent. The underwriters may acquire the Common Shares and/or the TARP Warrant for their own account and may resell the Common Shares and/or the TARP Warrant from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale.  The underwriters may sell the Common Shares and/or the TARP Warrant to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.  In addition, any Common Shares that qualify (or if the TARP Warrant qualifies) for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of Common Shares and/or the TARP Warrant or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock issuable upon exercise of the TARP Warrant in the course of hedging the positions they assume.  The Selling Shareholders may also sell short the Common Stock issuable upon exercise of the TARP Warrant and deliver Common Stock to close out short positions, or loan or pledge the Common Stock issuable upon exercise of the TARP Warrant to broker-dealers that in turn may sell the Common Stock.

The aggregate proceeds to the Selling Shareholders from the sale of the Common Shares and/or the TARP Warrant will be the purchase price of the Common Shares and/or the TARP Warrant less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Underwriting compensation will not exceed 8% of the offering amount for any offering of Common Shares and/or the TARP Warrant.

In offering the Common Shares, the Selling Shareholders and any broker-dealers who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales.  Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.  Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, the Common Shares and the TARP Warrant may not be sold unless they have been registered or qualified for sale in each state where offers and sales are made or an exemption from the registration or qualification requirement is available and is complied with in each such state.

There can be no assurance that any Selling Shareholder will sell any or all of the Common Shares or the TARP Warrant under this prospectus. Further, we cannot assure you that any such Selling Shareholder will not transfer, devise or gift the Common Shares or the TARP Warrant by other means not described in this prospectus. The Common Shares and the TARP Warrant covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the Selling Shareholders.  In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares being distributed. This may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, including Rule 153 under the Securities Act.

We have agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act.  We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts, transfer taxes and selling commissions) in connection with the registration and sale of the Common Shares and the TARP Warrant covered by this prospectus.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.  The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

SELLING SHAREHOLDERS

We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders.  We will, however, receive cash proceeds of up to $792,880 if the TARP Warrant is exercised in full for cash, but will receive no cash if and to the extent the TARP Warrant is exercised pursuant to the net, or “cashless,” exercise feature of the TARP Warrant.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Pursuant to the Exchange Agreement, dated February 17, 2011, between the Central Pacific Financial Corp. and Treasury, Treasury has the right to an observer on the Board of Directors for so long as it owns at least 5% of the issued and outstanding Common Shares.  Other than through its role as a regulator, the observer on the Board of Directors and the acquisition of the Treasury Shares and the TARP Warrant, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.  In addition, Treasury is the beneficiary of certain registration rights, including demand and “piggy-back” registration rights and is the beneficiary of indemnification.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the Emergency Economic Stabilization Act of 2008 Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the Federal Torts Claim Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part, or any other act or omission in connection with the offering to which this prospectus relates, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. We do not expect any underwriter in an offering of Common Shares by Treasury to claim to be an agent of Treasury in such offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, any applicable prospectus supplement or the registration statement of which this prospectus and any applicable prospectus supplement are a part or resulting from any other act or omission in connection with the offering to which this prospectus relates likely would be barred.

Each of Carlyle and Anchorage, as Lead Investors, acquired their shares of Common Stock, which may be sold by them pursuant to this prospectus, as part of the Private Placement, which we completed on February 18, 2011, at a price of $10 per share.  Pursuant to the terms of the Investment Agreements, and so long as such Lead Investor owns at least ten percent of our outstanding Common Stock, we agreed to nominate a designee of such Lead Investor to serve on our Board of Directors and the Board of Directors of the bank.  Currently, Mr. Alvaro J. Aguirre is serving as the director designee of Anchorage and Mr. James F. Burr is serving as the director designee of Carlyle.  In addition, so long as such Lead Investor owns at least 5% of our outstanding Common Stock, each Lead Investor is entitled to have an observer attend our Board of Directors’ meetings and the Board of Directors’ meetings of the bank.

The Investment Agreements also provide that so long as such Lead Investor owns at least 10% of our outstanding Common Stock, such Lead Investor is entitled to preemptive rights in connection with our issuance of new equity securities, or securities that are convertible into equity securities, subject to certain exceptions in connection with, among other things, employee benefits plans and certain strategic transactions.  The Lead Investors are also entitled to certain registration rights, including demand and “piggy-back” registration rights and are the beneficiaries of indemnification.  Except as described above, none of the Lead Investors have held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years

The following table is based on information provided to us by the Selling Shareholders on or about February 15, 2012 and as of such date. Because the Selling Shareholders may sell all, some or none of the Common Shares and/or the TARP Warrant pursuant to this prospectus, no estimate can be given as to the amount of Common Shares that will be held (or whether the TARP Warrant will be held) by the Selling Shareholders upon termination of any offering made pursuant to this registration statement.  For purposes of the table below, we have assumed that the Selling Shareholders will sell all of the Common Shares and the TARP Warrant.  To our knowledge, the Initial Selling Shareholders have sole voting and investment power with respect to their respective Common Shares and the TARP Warrant.

The percentages below are calculated based on 41,745,576 Common Shares issued and outstanding as of February 24, 2012.

	Beneficial Ownership Prior to the Offering					Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)		Percent(2)	Common Shares Being Offered		Number of Common Shares Beneficially Owned	Percent(2)
ACMO-CPF, L.L.C. (3) c/o Anchorage Advisors, L.L.C. 610 Broadway, 6th Floor New York, New York 10012	9,463,095		22.67%	9,463,095		0	*

Carlyle Financial Services Harbor, L.P. (4) c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W. Washington, D.C. 20004	9,463,095		22.67%	9,463,095		0	*

United States Department of the Treasury 1500 Pennsylvania Avenue Washington, D.C. 20022	2,849,405	(5)	6.83%	2,849,405	(5)	0	*

*              Less than 1 percent

(1)                                  In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Common Shares over which such person has voting or investment power, and any Common Shares that such person has the right to acquire beneficial ownership of within 60 days of February 15, 2012. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

(2)                                  In computing the percentage of shares beneficially owned by each person named above, any shares which the person has a right to acquire within sixty (60) days after February 15, 2012 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)                                  Anchorage Capital Master Offshore, Ltd. is the sole member of ACMO-CPF, L.L.C.  Anchorage Advisors Management, L.L.C. is the sole managing member of Anchorage Capital Group, L.L.C. (“Anchorage”).  Anchorage is the investment manager of each of ACMO-CPF, L.L.C. and Anchorage Capital Master Offshore, Ltd.  Mr. Anthony Davis is the President of Anchorage and a managing member of Anchorage Advisors Management, L.L.C.  Mr. Kevin Ulrich is the Chief Executive Officer of Anchorage and the other managing member of Anchorage Advisors Management, L.L.C.  As such, each of those persons may be deemed to have voting and dispositive power of the Common Shares held by ACMO-CPF, L.L.C.  Each of those persons disclaims beneficial ownership of the Common Shares held by ACMO-CPF, L.L.C except of any pecuniary interest therein.

(4)                                  TCG Financial Services, L.P. is the general partner of Carlyle Financial Services Harbor, L.P.  Carlyle Financial Services, Ltd. is the general partner of TCG Financial Services, L.P.  TC Group Cayman Investment Holdings, L.P. is the sole shareholder of Carlyle Financial Services, Ltd.  TCG Holdings Cayman II, L.P. is the general partner of TC Group Cayman Investment Holdings, L.P. DBD Cayman, Ltd. is the general partner of TCG Holdings Cayman II, L.P.  DBD Cayman Holdings, Ltd. is the sole shareholder of DBD Cayman, Ltd. DBD Cayman Holdings, Ltd. is controlled by its ordinary members, and all action relating to the voting and disposition of the Common Shares owned by Carlyle Financial Services Harbor, L.P. requires the approval of a majority of the ordinary members.  William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are the ordinary members of DBD Cayman Holdings, Ltd. and, in such capacity, may be deemed to share beneficial ownership of shares beneficially owned by DBD Cayman Holdings, Ltd.  Such individuals expressly disclaim any such beneficial ownership.  Carlyle Financial Services Harbor, L.P. has indicated that it is an affiliate of a broker-dealer.  Carlyle Financial Services Harbor, L.P. has represented that it acquired its shares in the ordinary course of business and, at the time of the acquisition of the shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(5)                                  Includes 79,288 shares issuable upon exercise of the TARP Warrant.

Information about the Selling Shareholders may change over time and changed information will be set forth in supplements to this prospectus or in reports incorporated by reference into this prospectus if and when required.

DESCRIPTION OF COMMON STOCK

In this section, references to “the Company,” “we,” “our,” and “us” refer only to Central Pacific Financial Corp. and not its consolidated subsidiaries.

The following is a summary description of our Common Shares. This description is not complete and is qualified in its entirety by reference to the provisions of our Restated Articles of Incorporation and Amended Bylaws, the applicable provisions of the Hawaii Business Corporation Act (the “HBCA”) and the Tax Benefits Preservation Plan, dated as of November 23, 2010. Our Restated Articles of Incorporation, our Amended Bylaws and our Tax Benefits Preservation Plan are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our authorized Common Stock consists of 185,000,000 shares of Common Stock, no par value per share, which remains unchanged after the Reverse Stock Split.  As of February 24, 2012, 41,745,576 Common Shares were issued and outstanding. Our Common Shares were held by 4,116 shareholders of record as of February 24, 2012. Our outstanding Common Shares are fully paid and non-assessable. The issued Common Shares represent non-withdrawable capital, are not accounts of an insurable type, and are not federally insured. In addition, Treasury holds the TARP Warrant to purchase 79,288 Common Shares, subject to adjustment.

Dividend Rights

Holders of our Common Shares are entitled to receive dividends if, as and when declared by the Board of Directors out of any funds legally available for dividends. There are currently several limitations on our ability to pay dividends.  On January 28, 2009, the Board of Directors suspended the payment of cash dividends to preserve capital during these challenging economic times. Accordingly, no cash dividends were declared on our Common Shares in 2011, 2010 or 2009. Dividends by the Company require the approval of the FRB, DFI and Treasury. Dividends by the bank require the approval of the FDIC and DFI.

As a result of the Agreement and due to the terms of our trust preferred securities, our ability to pay dividends with respect to Common Shares is subject to obtaining approval from the FRBSF, DFI and Treasury and is restricted until our obligations under our trust preferred securities are brought current.  Additionally, our ability to pay dividends depends on our ability to obtain dividends from the bank. The bank, in addition to obtaining approval from the FDIC and DFI, is not permitted under Hawaii law to pay dividends except out of retained earnings. Given that the bank had an accumulated deficit of $441.5 million at December 31, 2011, the bank is prohibited from paying any dividends until this deficit is eliminated. Accordingly, we do not anticipate that the bank or the Company will be paying cash dividends in the foreseeable future.  Refer to “Business—Supervision and Regulation—Bank Holding Company Activities” and “Business—Supervision and Regulation---Dividends” in our most recent Annual Report on Form 10-K and similar sections in our future filings for more information about restrictions on the ability of our subsidiary to pay us dividends.

Liquidation and Dissolution

In the event of our liquidation or dissolution, the holders of Common Shares are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Shares are not entitled to a liquidation preference in respect of those shares.

No Preemptive or Conversion Rights

Holders of Common Shares generally do not have preemptive rights to purchase additional Common Shares or conversion or redemption rights under our Restated Articles of Incorporation or the HBCA.

The Investors have certain contractual preemptive rights. See “—Common Shares Issued in the Private Placement” below.

Voting Rights

Holders of our Common Shares are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.

Common Shares issued in the Private Placement

Pursuant to the Investment Agreements and the subscription agreements, the Lead Investors and the Additional Investors in the Private Placement are entitled to certain rights and are subject to certain obligations with respect to the Common Shares they hold to which our other shareholders are not entitled or subject. Pursuant to the Investment Agreements, for so long as such Lead Investor owns, together with its affiliates, 10% or more of the outstanding Common Shares, the Company will nominate a director designated by such Lead Investor to serve on the Board of Directors and the bank’s Board of Directors. For so long as such Lead Investor owns, together with its affiliates, 5% or more of the outstanding Common Shares, the Company will invite a person designated by such Lead Investor to observe all meetings of the Board of Directors and the bank’s Board of Directors.

In addition, so long as a Lead Investor owns, together with its affiliates, at least 10% of the outstanding Common Shares, such Lead Investor has preemptive rights to purchase securities being offered by the Company in connection with certain equity issuances by the Company at the same price as offered to other parties to maintain its proportionate ownership of the Company. Pursuant to the subscription agreements, the Additional Investors have similar preemptive rights, except the minimum ownership threshold is 1.5% and their preemptive rights expire two years following the closing date of the Private Placement.

Tax Benefits Preservation Plan

We have generated significant NOLs as a result of our recent losses. Our ability to use these NOLs to offset future taxable income will be limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code. Section 382 generally restricts the use of NOLs after an “ownership change.” An ownership change occurs if, among other things, the shareholders (or specified groups of shareholders) who own or have owned, directly or indirectly, 5% or more of a corporation’s common stock or are otherwise treated as 5% shareholders under Section 382 and the Treasury regulations promulgated thereunder increase their aggregate percentage ownership of that corporation’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these shareholders over a three-year rolling period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOLs. This annual limitation is generally equal to the product of the value of the corporation’s stock on the date of the ownership change, multiplied by the long-term tax-exempt rate published monthly by the Internal Revenue Service. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOLs.

In order to reduce the likelihood that future transactions in our Common Shares will result in an ownership change, on November 23, 2010, we adopted the Tax Benefits Preservation Plan, which provides an economic disincentive for any person or group to become a Threshold Holder.

In connection with the Tax Benefits Preservation Plan, the Board of Directors declared a dividend of one preferred share purchase right (a “Preferred Share Purchase Right”) in respect of each Common Share outstanding as of November 30, 2010 and to become outstanding during the term of the Tax Benefits Preservation Plan. Each Preferred Share Purchase Right represents the right to purchase, upon the terms and subject to the conditions in the Tax Benefits Preservation Plan, 1/10,000th of a share of Junior Participating Preferred Stock, Series C, no par value, for $6.00, subject to adjustment. The Preferred Share Purchase Rights will become exercisable by holders of those rights (other than the Threshold Owner) upon certain triggering events, such as any person becoming a Threshold Holder. Prior to such a triggering event, the Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Preferred Share Purchase Rights at an exchange ratio of one Common Share per Preferred Share Purchase Right, subject to adjustments and limitations described in the Tax Benefits Preservation Plan. For more information on our Tax Benefits Preservation Plan, see our Form 8-A filed with the SEC on November 24, 2010, which is incorporated by reference into this prospectus.

Protective Charter Amendment

To further protect our NOLs, we filed the Protective Charter Amendment on May 2, 2011. Subject to certain restrictions and exceptions, the Protective Charter Amendment restricts any direct or indirect transfer of our Common Shares (such as transfers of our Common Shares that result from the transfer of interests in other entities that own our Common Shares) if the effect would be to (1) cause the transferee to become a Threshold Holder or (2) cause the beneficial ownership of our Common Shares by any Threshold Holder to increase.

Exceptions for transfers that would otherwise be prohibited include transfers: (i) to a public group of persons each of whom owns, directly or indirectly, less than five percent of the outstanding Common Stock (including a new public group), (ii) approved by the Board of Directors prior to their consummation or if involuntary, as soon as practicable after consummation, (iii) relating to a merger or consolidation affecting all holders of Common Stock and upon consummation the acquiror will own at least a majority of the outstanding shares of Common Stock or (iv) by the Company to an underwriter or placement agent for distribution to the public, under certain circumstances. The Protective Charter Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our Common Stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our Common Stock.

Any direct or indirect transfer attempted in violation of the Protective Charter Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our Common Shares would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Charter Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Common Shares, or in the case of options, receiving our Common Shares in respect of their exercise.

The Board of Directors will have the discretion to approve a transfer of our Common Shares that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our shareholders’ best interests.

Notwithstanding the restrictions described above, the Protective Charter Amendment permits a person to acquire stock pursuant to a merger, tender offer or other transaction pursuant to which such person will own at least a majority of the outstanding Common Stock and in which all shareholders are offered the same opportunity to receive cash, stock or other consideration.

The Protective Charter Amendment expires on the earliest of (i) May 2, 2014, (ii) such time as the Board of Directors determines the Protective Charter Amendment is no longer necessary for the preservation of our NOLs, and (iii) the date the Board of Directors determines that the Protective Charter Amendment is no longer in our and our shareholders’ best interest.

Although the Protective Charter Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur notwithstanding the adoption of the Protective Charter Amendment given that:

•                                          The Board of Directors can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our shareholders’ best interests.

•                                          The Protective Charter Amendment may not be enforceable with respect to shares owned by shareholders who voted against the Protective Charter Amendment or whose shares were not voted on the Protective Charter Amendment and, in addition, a court could find that part or all of the Protective Charter Amendment is not enforceable, either in general or as to a particular fact situation.  Under the laws of the State of Hawaii, our jurisdiction of incorporation, a corporation is allowed to impose transfer restrictions for reasonable purposes, provided the type of restriction is not manifestly unreasonable.  We have determined that the Protective Charter Amendment is a reasonable restriction with a reasonable purpose, as it may allow us to prevent an ownership change and the loss of our ability to use our NOLs.  Hawaii law provides that transfer restrictions with respect to shares of our Common Stock issued prior to the effectiveness of the restrictions will be effective against (i) shareholders with respect to shares that were voted in favor of the restrictive proposal, and (ii) purported transferees of shares that were voted in favor of the restrictive proposal, if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or, if the shares are un-certificated, the existence is noted on a written statement of information required by Hawaii law, or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation).  Therefore, shareholders who held our Common Stock prior to the approval of the Protective Charter Amendment, and who voted against the Protective Charter Amendment or whose shares were not voted on the Protective Charter Amendment, and their transferees, may not be bound by such restrictions.  Otherwise, the Protective Charter Amendment will be deemed to be valid and enforceable against the holder or a transferee of the holder so long as the existence of the restriction is noted conspicuously on the front or back of the certificate or is contained in an information statement provided to holders of un-certificated shares.  Common Stock issued after the effectiveness of the Protective Charter Amendment will be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Hawaii law such newly issued shares will be subject to the transfer restriction.  We also have disclosed such restrictions to persons holding our Common Stock in un-certificated form.  For the purpose of determining whether a shareholder is subject to the Protective Charter Amendment, we take the position that all shares issued prior to the effectiveness of the Protective Charter Amendment that are proposed to be transferred were voted in favor of the Protective Charter Amendment, unless the contrary is established.  We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Charter Amendment, unless a shareholder establishes that its shares were voted against or not voted on the Protective Charter Amendment or are otherwise not subject thereto by contract or otherwise.  Nonetheless, a court could find that the Protective Charter Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

Despite the adoption of the Protective Charter Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382.  Accordingly, we cannot assure you that an ownership change will not occur even though the Protective Charter Amendment was made effective. As a result of these and other factors, the Protective Charter Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.  For more information on the Protective Charter Amendment, please see our Restated Articles of Incorporation.

Restrictions on Ownership—Bank Holding Company Act

The Bank Holding Company Act of 1956 (the “BHCA”) requires any “bank holding company” (as defined in the BHCA) to obtain the approval of the Board of Governors of the Federal Reserve System prior to acquiring more than 5% of our outstanding Common Shares. Any holder of 25% or more of our outstanding Common Shares, other than an individual, is subject to regulation as a bank holding company under the BHCA. In addition, any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding Common Shares under the Change in Bank Control Act of 1978.

Anti-Takeover Effects of Hawaii Law

The Hawaii Control Share Acquisitions Act (the “CSA Act”) is applicable to the Company and is designed to inhibit hostile acquisitions by restricting Control Share Acquisitions. A Control Share Acquisition is the acquisition of shares of an issuer resulting in beneficial ownership of a new range of voting power (with thresholds for the ranges starting at 10% and set at 10% intervals up to a majority) for the election of directors. Certain acquisitions are exempt from the CSA Act, including acquisitions from the issuer or where the issuer’s prior approval has been obtained. The CSA Act prohibits the consummation of a Control Share Acquisition unless each such acquisition is separately approved by a majority of the corporation’s outstanding shares (excluding shares beneficially owned by the acquiring person) and imposes certain state law disclosure and timing requirements. If a Control Share Acquisition is made without the requisite shareholder approval, then, for a period of one year after the acquisition, the shares acquired by the acquiring person will (i) be denied voting rights, (ii) be non-transferable, and (iii) be subject to redemption at the option of the corporation either at the price at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.

Thus, under certain circumstances, the CSA Act may make it more difficult for an acquiring person to exercise control over the Company due to the limitations placed on that person’s ability to vote the shares so acquired and the right of the Company to acquire the subject shares. The foregoing discusses all material information relating to the CSA Act.

In addition, the HBCA requires mergers and share exchanges to be approved by the affirmative vote of the holders of 3/4 of all the issued and outstanding shares having voting power.

Anti-Takeover Provisions in the Restated Articles and Amended Bylaws

The following discussion is a general summary of certain provisions of the Restated Articles of Incorporation, and Amended Bylaws of the Company which may be deemed to have an “anti-takeover” effect.

Advance Notice Requirement for Director Nominations.  Our Amended Bylaws provide that shareholder nominations for the election of directors may not be brought before a meeting of shareholders unless the shareholder has given timely written notice in proper form of such nomination to the Secretary of the Company at the principal executive office. Such proposals or nominations may be made only by persons who are shareholders of record on the date on which such notice is given and on the record date for determination of shareholders entitled to vote at that meeting. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the executive office of the corporation not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the shareholder’s notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed, and (iii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

No person nominated by a shareholder is eligible for election to the Board of Directors unless nominated in accordance with the foregoing procedures, and thus such procedures could make it more difficult for dissident shareholders to nominate and elect their candidates.

Supermajority Shareholder Vote to Call a Special Shareholders Meeting to Amend Bylaws.  Subject to repeal or change at any regular meeting of the shareholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent (80%) of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal our Amended Bylaws or adopt new bylaws is vested in the Board of Directors. The supermajority vote required to call a special meeting of shareholders to amend the bylaws could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through bylaw amendments adopted by the shareholders at a special meeting is an important element of the takeover strategy.

Fair Price Provisions Involving Business Combinations.  Our Restated Articles of Incorporation contain a “fair price” provision that applies to certain business combination transactions involving any interested shareholder, which is (i) any person that beneficially owns more than 10% of our voting stock or (ii) any affiliate of the Company that within the past five years beneficially owned more than 10% of our voting stock. This provision requires the affirmative vote of the holders of at least 75% of our voting stock to approve specified transactions between an interested shareholder or its affiliate and us or our subsidiaries, including:

•                                          any merger or consolidation;

•                                          any sale, lease, license, exchange, pledge, transfer or other disposition of assets (in one transaction or a series of transactions) having a fair market value of $2 million or more;

•                                          the issuance or transfer of any of our securities or any of our subsidiaries’ securities by us or any of our subsidiaries to an interested shareholder or its affiliates having a fair market value of $2 million or more;

•                                          the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested shareholder or its affiliate; and

•                                          any reclassification of securities (including any reverse stock split), recapitalization, merger or consolidation of our company with any of our subsidiaries or other transaction (whether or not involving an interested shareholder) that has the effect of increasing the proportionate share of the outstanding shares of any class of our equity or convertible securities or those of our subsidiaries owned by an interested shareholder or its affiliate.

This voting requirement will not apply to any particular transaction approved by a majority vote of the directors who are unaffiliated with the interested shareholder and who were members of the Board of Directors before the latter of the first public announcement of the terms of the proposed business combination and the day the interested shareholder became a shareholder and any successor to such directors who were unaffiliated with the interested shareholder and recommended to the Board of Directors by a majority of such directors. This voting requirement will also not apply to any transaction involving the payment of consideration to holders of our outstanding Common Shares in which certain minimum “fair price” and procedural requirements are met.

This “fair price” provision could have the effect of delaying or preventing a change in control of our company in a transaction of series of transactions that does not satisfy the stated criteria.

Preferred Stock.  Our Restated Articles of Incorporation allow the Board of Directors to issue up to 1,000,000 shares of preferred stock, no par value per share. The Board of Directors also has the authority to designate the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Shares. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our Common Shares.

Tax Benefits Preservation Plan and Protective Charter Amendment.  We adopted the Tax Benefits Preservation Plan and the Protective Charter Amendment to preserve the long-term value of our NOLs.  However, they could be deemed to have an anti-takeover effect.  The Tax Benefits Preservation Plan provides an economic disincentive for any person or group to become a Threshold Holder.  The Protective Charter Amendment restricts the ability of a person to become a Threshold Holder and the ability of existing Threshold Holders from acquiring additional Common Shares without the approval of the Board of Directors. However, the adoption of the Tax Benefits Preservation Plan and the Protective Charter Amendment was not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

DESCRIPTION OF TARP WARRANT

In this section, references to “the Company,” “we,” “our,” and “us” refer only to Central Pacific Financial Corp. and not its consolidated subsidiaries.

The following is a description of the TARP Warrant. The description of the TARP Warrant contained in this section is qualified in its entirety by the terms of the TARP Warrant, a form of which is incorporated by reference in the registration statement of which this prospectus is a part.

Common Shares Subject to the TARP Warrant

The TARP Warrant is initially exercisable for 79,288 Common Shares.

Exercise of the TARP Warrant

The exercise price applicable to the TARP Warrant is $10 per Common Share. The TARP Warrant may be exercised, in whole or in part, at any time on or before February 18, 2021 by surrender of the TARP Warrant and a completed notice of exercise attached as an annex to the TARP Warrant and the payment of the exercise price for the Common Shares for which the TARP Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of Common Shares issuable upon exercise of the TARP Warrant equal to the value of the aggregate exercise price of the TARP Warrant determined by reference to the market price of our Common Shares on the trading day on which the TARP Warrant is exercised or, if agreed to by us and the holder of the TARP Warrant, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the TARP Warrant is subject to the further adjustments described below under the heading “—Adjustments to the TARP Warrant.”

Upon exercise of the TARP Warrant, certificates for the Common Shares issuable upon exercise will be issued to the holder of the TARP Warrant. We will not issue fractional shares upon any exercise of the TARP Warrant. Instead, the holder of the TARP Warrant will be entitled to a cash payment equal to the market price of our Common Shares on the last trading day preceding the exercise of the TARP Warrant (less the pro-rated exercise price of the TARP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the TARP Warrant. We will at all times reserve the aggregate number of Common Shares for which the TARP Warrant may be exercised. We have listed the Common Shares issuable upon exercise of the TARP Warrant with the NYSE.

Rights as a Shareholder

The holder of the TARP Warrant shall have no rights or privileges of the holders of our Common Shares, including any voting rights, until (and then only to the extent) the TARP Warrant has been exercised.

Transferability and Assignability

The TARP Warrant and all rights under the TARP Warrant are transferable and assignable.

Adjustments to the TARP Warrant

Adjustments in Connection with Stock Dividends, Stock Splits, Subdivisions, Reclassifications and Combinations.

The number of shares for which the TARP Warrant may be exercised and the exercise price applicable to the TARP Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our Common Shares, subdivide, combine or reclassify outstanding Common Shares.

Certain Issuances.

Until the earlier of February 18, 2014 and the date Treasury no longer holds the TARP Warrant (and other than in certain permitted transactions described below), if we issue any Common Shares (or securities convertible or exercisable into Common Shares) at a price per share less than the applicable per share warrant exercise price, then the exercise price under the TARP Warrant shall be adjusted to equal the consideration per Common Share received by the Company in connection with such issuance, and the number of Common Shares into which the TARP Warrant is exercisable will be adjusted. Permitted transactions that do not result in such an adjustment include issuances:

•                                          as consideration for or to fund the acquisition of businesses and/or related assets at fair market value;

•                                          in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors;

•                                          in connection with public or broadly marketed offerings and sales of Common Shares or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•                                          in connection with the exercise of preemptive rights on terms existing as of the TARP Warrant issue date.

Other Distributions.

If we declare any dividends or distributions other than stock dividends, the exercise price of the TARP Warrant will be adjusted to reflect such distribution.

Certain Repurchases.

If we effect a pro rata repurchase of Common Shares both the number of shares issuable upon exercise of the TARP Warrant and the exercise price will be adjusted.

Business Combinations.

In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the TARP Warrant holder’s right to receive Common Shares upon exercise of the TARP Warrant shall be converted into the right to exercise the TARP Warrant for the consideration that would have been payable to the TARP Warrant holder with respect to the Common Shares for which the TARP Warrant may be exercised, as if the TARP Warrant had been exercised prior to such merger, consolidation or similar transaction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material United States federal income tax consequences to U.S. holders and non-U.S. holders (both as defined below) of the ownership and disposition of shares of Common Stock.

You are a U.S. holder if you are a beneficial owner of shares of Common Stock and you are:

•                                          an individual citizen or resident of the United States;

•                                          a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•                                          an estate whose income is subject to United States federal income tax regardless of its source; or

•                                          a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the United States Internal Revenue Code of 1986, as amended (the “Code”), have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.

You are a “non-U.S. holder” if you are a beneficial owner of Common Stock and are not a U.S. holder and are not a partnership or other entity treated as a partnership for United States federal income tax purposes.

The following discussion is based upon the provisions of the Code, regulations promulgated by the Treasury Department thereunder, and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in United States federal income tax consequences different from those discussed below. We have not sought any ruling from the United States Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. Further, this discussion assumes that the shares of Common Stock will be held as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address all tax considerations that may be applicable to your particular circumstances or to you if you are a U.S. holder that may be subject to special tax rules, including, without limitation:

•                                          banks, insurance companies or other financial institutions;

•                                          regulated investment companies;

•                                          real estate investment trusts;

•                                          dealers in securities or commodities;

•                                          traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•                                          tax-exempt organizations;

•                                          persons liable for alternative minimum tax;

•                                          U.S. expatriates;

•                                          persons that hold shares of Common Stock as part of a straddle or a hedging or conversion transaction; or

•                                          persons whose “functional currency” is not the United States dollar.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the United States federal income tax consequences of the ownership of shares of Common Stock.

This discussion addresses only certain aspects of United States federal income taxation.  You should consult your own tax advisor regarding the United States federal, state, local, non-U.S. and other tax consequences of the ownership of shares of Common Stock or warrants in your particular circumstances.

Taxation of Common Stock

U.S. Holders

Dividends

In general, distributions with respect to Common Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporate U.S. holder may qualify for a dividends-received deduction and dividends received by non-corporate U.S. holders, including individuals, may qualify for preferential rates of taxation; however, in each case, certain holding period and other limitations apply.

Under Section 305 of the Code, events which have the effect of increasing the proportionate interest of U.S. holders of the Common Stock in our earnings and profits or assets including a failure to fully adjust the exercise price of the TARP Warrant to reflect a stock dividend could in some circumstances be deemed to result in payment of a taxable distribution to such U.S. holders.

Gain on Disposition of Common Stock

Upon the sale or other disposition of Common Stock, you will generally recognize capital gain or loss for United States federal income tax purposes equal to the difference between the value of the amount that you realize and your tax basis in Common Stock. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Dividends

Except as described below, if you are a non-U.S. holder of Common Stock, dividends paid to you and deemed dividends are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you including deemed dividends, unless you have furnished to us or another payor:

•                                          a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•                                          in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you or deemed dividends are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•                                          you are a non-United States person, and

•                                          the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of Common Stock unless:

•                                          the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•                                          you are an individual, you hold the Common Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•                                          we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the Common Stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation, a 30% withholding tax would be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments would include U.S.-source dividends including deemed dividends and the gross proceeds from the sale or other disposition of stock or warrants that can produce U.S.-source dividends.  Under proposed regulations, withholding would only be made to payments of dividends made on or after January 1, 2014, and to other “withholdable payments” (including payments of gross proceeds from a sale or other disposition of Common Stock or the TARP Warrant) made on or after January 1, 2015.

Federal Estate Taxes

Common Stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

In general, if you are a noncorporate U.S. holder, we and other payors are required to report to the IRS all payments of dividends including deemed dividends.  In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your Common Stock or TARP Warrant. Additionally, backup withholding will apply to any dividends including deemed dividends if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. holder, payments of dividends including deemed dividends made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— Non-U.S. Holders” are satisfied or you otherwise establish an exemption.  However, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•                                          dividend payments including deemed dividends, and

•                                          the payment of the proceeds from the sale of Common Stock or the TARP Warrant effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•                                          the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•                                          a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•                                          other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•              you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of Common Stock or the TARP Warrant effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Common Stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•                                          the proceeds are transferred to an account maintained by you in the United States,

•                                          the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•                                          the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of Common Stock or the TARP Warrant effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of Common Stock or the TARP Warrant will be subject to information reporting if it is effected at a foreign office of a broker that is:

•                                          a United States person,

•                                          a controlled foreign corporation for United States tax purposes,

•                                          a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•                                          a foreign partnership, if at any time during its tax year:

•                                          one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•                                          such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of Common Stock or the TARP Warrant effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Taxation of TARP Warrant

U.S. Holders

Sale or other Taxable Disposition of the TARP Warrant

In general, if you are a U.S. holder of a TARP Warrant, you will recognize gain or loss upon the sale, exchange or other taxable disposition of the TARP Warrant in an amount equal to the difference between the amount realized on the sale, exchange or other taxable disposition and your adjusted tax basis in the TARP Warrant. Your initial tax basis in the TARP Warrant will be the purchase price. Gain or loss attributable to the sale of a TARP Warrant will generally be capital gain or loss.  Long term capital gain recognized by a non-corporate U.S. holder currently is subject to a preferential rate of U.S. federal income taxation.

Exercise of the TARP Warrant

Cashless Exercise.  The U.S. federal income tax consequences of the exercise of a TARP Warrant on a cashless basis are not entirely clear. Although there is no authority directly on point, we expect that the exercise of a TARP Warrant should be treated as a non-recognition event (except with respect to any cash in lieu of fractional shares), either because (i) the warrants are treated as options with an exercise price of zero to receive a variable number of shares of our common stock or (ii) the exchange of warrants for stock on a cashless basis is treated as a recapitalization. In either case, if you are a U.S. holder, your tax basis in the common stock received would equal your tax basis in the TARP Warrant, increased by the amount of cash paid to exercise the warrant, less any amount attributable to any fractional share. If the TARP Warrant is treated as an option, the holding period of the common stock acquired upon the exercise of a TARP Warrant should commence upon the day following the date the TARP Warrant is exercised (or possibly on the date of exercise). If the exchange of the TARP Warrant for stock is treated as a recapitalization, the holding period of common stock received upon the exercise of the TARP Warrant will include your holding period of the TARP Warrant. Your receipt of cash in lieu of a fractional share of common stock will generally be treated as if you received the fractional share and then received such cash in redemption of such fractional share. Such redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and your adjusted federal income tax basis in the common stock that is allocable to the fractional shares.

Despite the foregoing, the IRS could take the position that the exercise of the TARP Warrant constitutes a taxable exchange resulting in gain or loss. The amount of capital gain or loss  recognized on such an exchange and its character would depend on the position taken by the IRS regarding the nature of that exchange.  Due to the absence of authority on the United States federal income tax treatment of the exercise of TARP Warrant on a cashless basis, you should consult your tax advisors concerning the possible tax consequences of the cashless exercise of the TARP Warrant.

Cash Exercise. The cash exercise of a TARP Warrant by, or on behalf of, a U.S. holder will generally not be a taxable transaction for U.S. federal income tax purposes. The basis of common shares acquired upon exercise will equal the sum of the price paid for the Common Shares and such U.S. holder’s tax basis in the TARP Warrant exercised. The holding period of the new common shares will begin on the day the TARP Warrant is exercised.

Expiration of the TARP Warrant. Upon the expiration of the TARP Warrant, a U.S. holder will recognize a loss equal to the adjusted tax basis of the warrant. Such loss will generally be a capital loss and will be a long-term capital loss if the TARP Warrant has been held for more than one year on the date of expiration.

Adjustments under the TARP Warrant. Pursuant to the terms of the TARP Warrant, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a warrant holder may be treated as a distribution with respect to any U.S. holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain circumstances that may or may not occur, such an adjustment pursuant to the terms of the TARP Warrant may be treated as a taxable distribution to the TARP Warrant holder to the extent of our current or accumulated earnings and profits, without regard to whether the TARP Warrant holder receives any cash or other property. In particular, an adjustment that occurs as a result of a cash distribution to the holders of our common shares will be treated as such a taxable distribution. In the event of such a taxable deemed distribution, such deemed distribution would be taxable as a dividend, return of capital or capital gain in accordance with the rules discussed above and a U.S. holder’s basis in the TARP Warrant will be increased by an amount equal to the taxable distribution.

The rules with respect to adjustments are complex and U.S. holders of a TARP Warrant should consult their own tax advisors in the event of an adjustment.

Non-U.S. Holders

Sale or other Taxable Disposition or Exercise of the TARP Warrant

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exercise or other disposition of a TARP Warrant unless:

•                                          the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain);

•                                          you are an individual, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•                                          we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during which you held a TARP Warrant, or within the five-year period ending on the date of sale or disposition or your holding period, whichever is shorter, and certain other conditions apply.

We believe we are not, and have never been and we do not anticipate we will become a “United States real property holding corporation.”

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, the branch profits tax also may apply to all or a portion of such effectively connected gain. If the gain from the sale or disposition of your warrant is effectively connected with your conduct of a trade or business in the United States but, under an applicable income tax treaty, is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from U.S. federal income tax under the income tax treaty. If you are described in the second bullet point above, you generally will be subject to U.S. federal income tax at a rate of 30 percent on the gain realized, although the gain may be offset by certain U.S. source capital losses realized during the same taxable year.

Adjustments Under the TARP Warrant.

Any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate will be subject to United States federal withholding tax at a 30 percent rate (or lower applicable income tax treaty rate).  Deemed distributions will constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.  In the case of any deemed dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, shares of our common stock delivered upon exercise of the TARP Warrant. However, deemed dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30 percent rate (or lower applicable income tax treaty rate).

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Common Shares offered pursuant to this prospectus will be passed upon for us by Glenn K.C. Ching, Senior Vice President and General Counsel of Central Pacific Financial Corp., and the validity of the TARP Warrant offered pursuant to this prospectus will be passed upon for us by Manatt, Phelps & Phillips, LLP.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, registered independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

,  2012

 Up to 21,775,595 Shares of Common Stock

Warrant to purchase up to 79,288 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any accompanying prospectus supplement or to make representations as to matters not stated in this prospectus and any accompanying prospectus supplement. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*

Securities and Exchange Commission Registration Fee	$25,087.67
Printing Expenses	$2,000
Accounting Fees and Expenses	$70,000
Legal Fees and Expenses	$50,000
Miscellaneous Expenses	$10,000
Total	$157,087.67

*                                         All expenses are estimates other than SEC registration fee.

Item 15.  Indemnification of Directors and Officers

Section 414-242 of the HBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

•                  the individual conducted himself or herself in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and

•                  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; or

•                  the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the HBCA to indemnify such director for reasonable expenses incurred thereby.

Under Section 414-244 of the HBCA, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the HBCA a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Further, under Section 414-246 of the HBCA, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:

•                  by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director’s judgment when voting on the decision being made;

•                  by special legal counsel; or

•                  by a majority vote of the shareholders.

Under Section 414-247 of the HBCA, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:

•                  to the same extent as a director; and

•                  if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the Board of Directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

The above-described provision applies to an officer who is also a director if the basis on which officer is made a party to the proceeding is an act or omission solely as an officer. Further an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the HBCA and may apply to a court under Section 414-245 of the HBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

The HBCA also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions, except as limited by Section 414-32 of the HBCA. Our Restated Articles of Incorporation, as amended, provide that, to the fullest extent permitted by the HBCA, no director of the Company shall be liable to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director.

Pursuant to our Restated Bylaws, as amended, we are obligated to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In addition, our Restated Bylaws, as amended, provide that we shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to this Company unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee or agent of the Company or of any division of the Company, or a person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the above two paragraphs, or in defense of any claim, issue or matter therein, our Restated Bylaws, as amended, require that we indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Nevertheless, pursuant to our Restated Bylaws, as amended, unless ordered by a court, any indemnification pursuant to the bylaw provisions summarized above must be authorized in the specific case by a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the applicable provisions of our Restated Bylaws, as amended. Such determination shall be made:

•                  by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

•                  if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the corporation, or

•                  by a majority vote of the shareholders.

Our Restated Bylaws, as amended, provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company.

Any indemnification pursuant to our Restated Bylaws, as amended, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to the person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The indemnification provisions in our Restated Bylaws, as amended, are effective with respect to any person who is a director, officer, employee or agent of the Company at any time on or after the date of incorporation of the Company with respect to any action, suit or proceeding pending on or after that date, by reason of the fact that he or she is or was, before or after that date, a director, officer, employee or agent of the Company or is or was serving, before or after that date, at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

We have purchased insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the provisions of our Restated Bylaws, as amended.

Item 16.  Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)                                  List of Exhibits

See the Exhibit Index filed as part of this registration statement.

(b)                                 Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.  Undertakings

Undertakings

(a)                                  the undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                              Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is Subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by directors, officers or controlling persons of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Honolulu, Hawaii, on this 7th day of March 2012.

CENTRAL PACIFIC FINANCIAL CORP.
(Registrant)

/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President, Corporate Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Dean*	President and Chief Executive Officer (Principal Executive Officer)	March 7, 2012
John C. Dean

/s/ Denis K. Isono*	Chief Financial Officer (Principal Financial Officer and Principal	March 7, 2012
Denis K. Isono	Accounting Officer)

/s/ Alvaro J. Aguirre*	Director	March 7, 2012
Alvaro J. Aguirre

/s/ James F. Burr*	Director	March 7, 2012
James F. Burr

/s/ Christine H.H. Camp*	Director	March 7, 2012
Christine H.H. Camp

/s/ Earl E. Fry*	Director	March 7, 2012
Earl E. Fry

/s/ Paul J. Kosasa*	Director	March 7, 2012
Paul J. Kosasa

/s/ Duane K. Kurisu*	Director	March 7, 2012
Duane K. Kurisu

/s/ Colbert M. Matsumoto*	Director	March 7, 2012
Colbert M. Matsumoto

/s/ Crystal K. Rose*	Chair of the Board of Directors	March 7, 2012
Crystal K. Rose

*By	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Document
3.1	Restated Articles of Incorporation of the Registrant. (1)

3.2	Bylaws of the Registrant, as amended. (2)

4.1	Form of Amended and Restated Warrant to purchase up to 79,288 shares of Common Stock, issued on February 18, 2011. (3)

4.2

Tax Benefits Preservation Plan, dated as of November 23, 2010, between the Registrant and Wells Fargo Bank, National Association, which includes the Form of Certificate of Designation for the Junior Participating Preferred Stock, Series C, as Exhibit A, Form of Right Certificate as Exhibit B and Form of Summary of Terms as Exhibit C. (4)

5.1	Opinion of Glenn K.C. Ching.*

5.2	Opinion of Manatt, Phelps and Phillips.*

10.1	License and Service Agreement dated December 23, 2004 by and between the Registrant and Fiserv Solutions, Inc. (5)

10.2	Split Dollar Life Insurance Plan. (6) (7)

10.3	Central Pacific Bank Supplemental Executive Retirement Plan. (7) (8)

10.4	The Registrant’s 1997 Stock Option Plan, as amended. (7) (8)

10.5	The Registrant’s Directors’ Deferred Compensation Plan. (7) (9)

10.6	The Registrant’s 2004 Stock Compensation Plan, as amended. (7) (10)

10.7	Amendment No. 2008-1 to the Registrant’s 2004 Stock Compensation Plan. (5) (7)

10.8	Compensation Agreement, effective as of September 14, 2004, by and between the Registrant and Clinton L. Arnoldus. (7) (11)

10.9	Form of Restricted Stock Award Agreement. (7) (10)

10.10	Supplemental Executive Retirement Agreement for Blenn A. Fujimoto, effective July 1, 2005. (7) (12)

10.11	Amendment No. 1 to the Supplemental Executive Retirement Agreement for Blenn A. Fujimoto, effective December 31, 2008. (5) (7)

10.12	Supplemental Executive Retirement Agreement for Dean K. Hirata, effective July 1, 2005. (7) (12)

10.13	Amendment No. 1 to the Supplemental Executive Retirement Agreement for Dean K. Hirata, effective December 31, 2008. (5) (7)

10.14	The Registrant’s Long-Term Executive Incentive Plan, effective January 1, 2005. (7) (13)

10.15	Amendment No. 2008-1 to the Registrant’s Long-Term Executive Incentive Plan. (5) (7)

10.16	The Registrant’s 2004 Annual Executive Incentive Plan. (7) (10)

Exhibit Index-1

Exhibit No.	Document
10.17	Amendment No. 2008-1 to the Registrant’s 2004 Annual Executive Incentive Plan dated December 31, 2008. (5) (7)

10.18	Retirement Agreement of Clint Arnoldus dated March 10, 2008. (7) (14)

10.19	Advances, Security and Deposit Agreement with Federal Home Loan Bank Seattle dated June 23, 2004. (15)

10.20	Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Registrant and the Treasury. (16)

10.21	Compensation Agreement, effective as of July 1, 2009, by and between the Registrant and Ronald K. Migita. (7) (17)

10.22	Compensation Agreement, effective as of January 1, 2010, by and between the Registrant and Ronald K. Migita. (7) (17)

10.23	Lending Agreement with Federal Reserve Banks effective October 15, 2006. (17)

10.24	Compensation Agreement with John C. Dean dated May 24, 2010. (7) (18)

10.25	Restricted Stock Unit Agreement with John C. Dean dated May 24, 2010. (7) (18)

10.26	Written Agreement by and among the Registrant, Federal Reserve Bank of San Francisco and Hawaii Division of Financial Institutions dated July 2, 2010. (19)

10.27	Compensation Agreement with Lawrence D. Rodriguez dated August 27, 2010. (7) (20)

10.28	Restricted Stock Unit Agreement with Lawrence D. Rodriguez dated August 27, 2010. (7) (20)

10.29	Investment Agreement, dated November 4, 2010, between the Registrant and Carlyle Financial Services Harbor, L.P. (16)

10.30	Investment Agreement, dated November 4, 2010, between the Registrant and ACMO-CPF, L.L.C. (16)

10.31	Employment Agreement with A. Catherine Ngo dated November 23, 2010. (7) (21)

10.32	Amendment No. 1 dated December 20, 2010 to Investment Agreement between the Registrant and Carlyle Financial Services Harbor, L.P. (22)

10.33	Amendment No. 1 dated December 20, 2010 to Investment Agreement between the Registrant and ACMO-CPF, L.L.C. (22)

10.34	Form of Subscription Agreement by and between the Registrant and the Additional Investors. (23)

10.35	Amendment No. 2 dated February 10, 2011 to Investment Agreement between the Registrant and Carlyle Financial Services Harbor, L.P. (24)

10.36	Amendment No. 2 dated February 10, 2011 to Investment Agreement between the Registrant and ACMO-CPF, L.L.C. (24)

Exhibit Index-2

Exhibit No.	Document
10.37	Exchange Agreement dated February 17, 2011 between the Registrant and the United States Department of the Treasury. (3)

10.38	Memorandum of Understanding, dated May 5, 2011, with the Federal Deposit Insurance Corporation and the Hawaii Department of Financial Institutions. (25)

10.39	Amendment No. 2011-1 to the Registrant’s 2004 Annual Executive Incentive Plan. (7) (26)

12.1	Statements re. Computation of Ratios. (27)

23.1	Consent of KPMG.*

24	Powers of Attorney (Previously Filed)

*                                         Filed herewith.

All of the references to Form 8-K, Form 10-K, Form 10-Q, Form DEF 14A and Form S-1/A identified in the exhibit index have SEC file number 0-10777.

Upon request of the U.S. Securities and Exchange Commission, we will furnish any agreements relating to our long-term debt not otherwise contained herein.

(1)                                  Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31,2011, filed with the Securities and Exchange Commission on February 29, 2012, and incorporated herein by reference.

(2)                                  Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 27, 2012, and incorporated herein by reference.

(3)                                  Filed as Exhibit 10.1 and Annex A to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2011, and incorporated herein by reference.

(4)                                  Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2010, and incorporated herein by reference.

(5)                                  Filed as Exhibits 10.1, 10.7, 10.15, 10.17, 10.19 and 10.21 to the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 2, 2009, and incorporated herein by reference.

(6)                                  Filed as Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991, filed with the Securities and Exchange Commission on March 27, 1992, and incorporated herein by reference.

(7)                                  Denotes management contract or compensation plan or arrangement.

(8)                                  Filed as Exhibits 10.8 and 10.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on March 28, 1997, and incorporated herein by reference.

(9)                                  Filed as Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001, and incorporated herein by reference.

(10)                           Filed as Exhibits 10.8, 10.9 and 10.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 16, 2005, and incorporated herein by reference.

Exhibit Index-3

(11)                            Filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Securities and Exchange Commission on November 9, 2004 and incorporated herein by reference.

(12)                            Filed as Exhibits 99.1 and 99.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2006 and incorporated herein by reference.

(13)                            Filed as Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 15, 2006 and incorporated herein by reference.

(14)                            Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 11, 2008 and incorporated herein by reference.

(15)                            Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Securities and Exchange Commission on November 7, 2008 and incorporated herein by reference.

(16)                            Filed as Exhibits 10.20, 10.32 and 10.33 to the Registrant’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on April 1, 2011 and incorporated herein by reference.

(17)                            Filed as Exhibits 10.30, 10.31 and 10.32 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 16, 2010 and incorporated herein by reference.

(18)                            Filed as Exhibits 10.1 and 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 25, 2010 and incorporated herein by reference.

(19)                            Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 9, 2010 and incorporated herein by reference.

(20)                            Filed as Exhibits 10.1 and 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 27, 2010 and incorporated herein by reference.

(21)                            Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 2010 and incorporated herein by reference.

(22)                            Filed as Exhibits 10.1 and 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 21, 2010 and incorporated herein by reference.

(23)                            Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 27, 2010 and incorporated herein by reference.

(24)                            Filed as Exhibits 10.1 and 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2011 and incorporated herein by reference.

(25)                            Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Securities and Exchange Commission on May 13, 2011 and incorporated herein by reference.

(26)                            Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Form DEF 14A filed with the Securities and Exchange Commission on March 4, 2011 and incorporated herein by reference.

(27)                            File as Exhibit 12.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31,2011, filed with the Securities and Exchange Commission on February 29, 2012 and incorporated herein by reference.

Exhibit Index-4